UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._____)

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ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May  , 2013

Dear Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Royal Bancshares of Pennsylvania, Inc.  The meeting will be held at the Sheraton, Valley Forge located at 480 North Gulph Road., King of Prussia, Pennsylvania 19406, on Wednesday, June 19, 2013, at 10:00 a.m. local time, for the following purposes:

1.   To elect the three Class II director nominees of the board of directors to serve a term of three years and until their successors are elected and qualified.

2.   To ratify the appointment of ParenteBeard LLC as Royal Bancshares’ independent registered public accounting firm for the fiscal year ending December 31, 2013, as recommended by the Audit Committee.

3.   To consider and vote on an advisory (non-binding) resolution to approve executive compensation.

4. To consider and vote on an amendment to the Corporation’s amended and restated articles of incorporation for the authorization to increase the number of Class A common shares from 20,000,000 to 40,000,000.

5.  To approve the issuance of up to 11,666,667 shares of Class A common stock of the Corporation in a private placement as described in the Proxy Statement for purposes of NASDAQ Stock Market Rule 5635.

6.   To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

Approval of Item 5 (regarding the issuance of Class A common stock in a private placement) is conditioned upon shareholder approval of Item 4.  In other words, if the Corporation’s shareholders do not approve the amendment to the Corporation’s amended and restated articles of incorporation increasing the number of authorized shares of Class A common stock, Item 5 will fail.

Only shareholders of record at the close of business on April 25, 2013, are entitled to notice of and to vote at the meeting, either in person or by proxy. Your vote is important regardless of the number of shares that you own.  Please submit your vote either by mail or by person at the meeting.  Giving your proxy by mail does not affect your right to vote in person if you attend the meeting.  You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

For directions to the Sheraton Valley Forge to attend the meeting, please contact Investor Relations by telephone at (610) 668-4700.

If you plan to attend the meeting in person and your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares in person) from the broker or nominee confirming your ownership as of the record date.

Your continued support of and recommendations to Royal Bancshares of Pennsylvania, Inc. are sincerely appreciated.

Very truly yours,

/s/ Robert R. Tabas
Robert R. Tabas
Chairman

Importance notice regarding the availability of proxy materials for our Shareholders Meeting to be held on June 19, 2013.

The accompanying Proxy Statement and our 2012 Annual Report to shareholders are available at http://www.royalbankamerica.com under the “Regulatory Filings” link located under the “Investor Relations” page.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
732 Montgomery Avenue
Narberth, Pennsylvania  19072
610-668-4700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, June 19, 2013 at 10:00 a.m. local time

PLACE:	Sheraton Valley Forge
480 North Gulph Road
King of Prussia, Pennsylvania 19406

ITEMS OF BUSINESS:	Our annual meeting of shareholders will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
(1)	To elect three (3) Class II director nominees of the board of directors for a three-year term and until their successors are elected and qualified;
(2)	To ratify appointment of ParenteBeard LLC as independent registered accounting firm for the fiscal year ending December 31, 2013;
(3)	To consider and vote on an advisory (non-binding) resolution to approve executive compensation;
(4)
To consider and vote on an amendment to the Corporation’s amended and restated articles of incorporation for the authorization to increase the number of Class A common shares from 20,000,000 to 40,000,000.

(5)	To approve the issuance of up to 11,666,667 shares of Class A common stock of the Corporation in a private placement as described in the Proxy Statement for purposes of NASDAQ Stock Market Rule 5635.
(6)	To transact such other business as may properly come before the meeting or at any adjournment therefore. We are not aware of any other such business.

RECORD DATE:
Our shareholders of record as of close of business on April 25, 2013, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting.

ANNUAL REPORT:	The Royal Bancshares 2012 Annual Report to Shareholders is included with this Proxy Statement.

PROXY VOTING:
Even if you plan to be present you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided.  Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert A. Kuehl
Robert A. Kuehl, Secretary

	Dilutive Effect on Earnings Per Share	42
	Dilutive Effect on Book Value Per Common Share	43
	Potential Consequences if ITEM 5 is NOT Approved	43
	Vote Required	44
ITEM 6	Other Matters	45
Householding		45
Appendix “A”		46

PROXY STATEMENT
OF
ROYAL BANCSHARES OF PENNSYLVANIA, INC.

GENERAL INFORMATION

We furnish this proxy statement in connection with the solicitation of proxies by the board of directors of Royal Bancshares of Pennsylvania, Inc. (the “Corporation”), for the Annual Meeting of Shareholders of the Corporation to be held on June 19, 2013, and any adjournment or postponement of the meeting. The Corporation will bear the expense of soliciting proxies.  Directors, officers and employees of the Corporation may solicit proxies personally or by telephone. To the extent that any proxy materials are distributed by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by these persons and, upon request, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCATION AND VOTING OF PROXIES

The execution and return of a proxy will not affect your right to attend the meeting and vote in person.  You may revoke your proxy by delivering written notice of revocation to Robert A. Kuehl, Secretary of the Corporation, at the Corporation's address at any time before the proxy is voted at the meeting.  Unless revoked, the proxy holders will vote your proxy in accordance with your instructions.  In the absence of instructions, proxy holders will vote all proxies FOR the election of the three (3) Class II director nominees of the board of directors, FOR the appointment of ParenteBeard LLC as independent registered public accounting firm for the fiscal year ending December 31, 2013, FOR the vote on an advisory (non-binding) resolution to approve executive compensation, FOR the authorization to increase the number of Class A common shares from 20,000,000 to 40,000,000, and FOR the issuance of up to 11,666,667 shares of Class A common stock of the Corporation in a private placement as described in the Proxy Statement for purposes of NASDAQ Stock Market Rule 5635.

Although the board of directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxy holders will vote any proxy in accordance with the recommendations of the board of directors of the Corporation.

VOTING SECURITIES, RECORD DATE AND QUORUM

Shareholders of record at the close of business on April 25, 2013, are entitled to vote at the meeting and any adjournment or postponement of the meeting.  On the record date, there were 10,949,818 shares of Class A common stock ($2.00 par value per share) issued and outstanding, and 2,020,449 shares of Class B common stock ($0.10 par value per share) issued and outstanding.

Each shareholder is entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock on all matters to be acted upon at the meeting, except that in the election of directors, shareholders are entitled to vote their shares cumulatively.  See “ELECTION OF DIRECTORS -- CUMULATIVE VOTING.”

The presence, in person or by proxy, of the holders of a majority of the aggregating power of the Class A common stock and Class B common stock entitled to vote constitutes a quorum for the conduct of business.  A majority of the votes cast at a meeting, at which a quorum is present, is required to approve any matter submitted to a vote of the shareholders, other than the elections of directors, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained.  Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the shares are not entitled to be voted on matters where discretionary voting by the broker is not allowed (“broker non-votes”).  The only matter for which your broker will have discretionary authority to vote your shares will be the ratification of the appointment of our independent registered public accounting firm.  You may not vote your shares held by a broker in nominee or “street” name at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

In the case of the election of directors, assuming the presence of a quorum, the three (3) candidates receiving the highest number of votes for Class II Director shall be elected to the board of directors.  A “Withhold” vote for all or any one Class II Director, will not affect the outcome of the election of the Class II Directors. In the case of the ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm and the advisory (non-binding) resolution on executive compensation, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the meeting will be required for approval.  In the case of the approval to authorize an increase to the number of Class A common shares from 20,000,000 to 40,000,000 and the approval for the issuance of up to 11,666,667 shares of Class A common stock of the Corporation in a private placement as described in the Proxy Statement for purposes of NASDAQ Stock Market Rule 5635, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the meeting by all holders of Class A and Class B common stock in the aggregate is required for shareholders to approve and adopt the proposed amendment to the amended and restated articles of incorporation and the issuance of shares in the private placement. Under Pennsylvania law, abstentions and broker non-votes will not affect the outcome of any of the matters being voted on at the meeting.

PRINCIPAL SHAREHOLDERS

The following table shows as of March 31, 2013, the amount of outstanding common stock beneficially owned by each shareholder (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Corporation to be the beneficial owner of more than 5% of such stock.  Each share of Class A common stock is entitled to one vote per share.  Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock.  Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose.  For purposes of the table set forth below and the table subsequent to “Information about Nominees, Continuing Directors and Executive Officers,” beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 31, 2013.  In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares voting or investment power.

Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person.  The percent of class assumes all options exercisable within 60 days of March 31, 2013, have been exercised and, therefore, on a pro forma basis, 11,119,551 shares of Class A common stock would be outstanding, net of treasury stock.

	Class A Shares		Class B Shares
Name and Address of	Beneficially	Percent of	Beneficially	Percent of
Beneficial Owner	Owned	Class	Owned	Class

Daniel M. Tabas, Trust (1)	-	0.00%	1,120,779	55.47%
915 Montgomery Avenue
Narberth, PA 19072

Evelyn R. Tabas (2) (3)	1,576,460	14.18%	485,011	24.01%
543 Mulberry Lane
Narberth, PA 19072

Lee Evan Tabas (4)	1,086,115	9.77%	64,805	3.21%
355 W. Lancaster Avenue
Haverford, PA 19041

Carol Tabas (5)	641,601	5.77%	-	0.00%
39 Rosemont Lane
Pittsburgh, PA 15217

Susan Tabas Tepper (6)	604,995	5.44%	-	0.00%
717 Eagle Farm Road
Villanova, PA 19085

(1)	The trustees for the Daniel M. Tabas Trust are, Robert R. Tabas, Linda Tabas Stempel and Nicholas Randazzo, who as a group have voting rights and dispositive control of these shares.
(2)
The shares beneficially owned by Evelyn R. Tabas consist of: (a) 22,367 shares of Class A common stock owned and voted solely by Evelyn R. Tabas and 6,489 options currently exercisable to purchase shares of Class A common stock, (b) 284,564 Class A and 84,857 Class B shares in the Lee Tabas Trust, (c) 265,277 Class A and 82,647 Class B shares in the Susan Tabas Tepper Trust,  (d) 249,650 Class A and 82,919 Class B shares in the Linda Tabas Stempel Trust, (e) 239,947 Class A and 76,336 Class B shares in the Joanne Tabas Wurzak Trust, (f) 219,074 Class A and 82,041 Class B shares in the Carol Tabas Stofman Trust, and (g)  207,409 Class A and 76,180 Class B shares in the Robert R. Tabas Trust.

(3)	Evelyn R. Tabas has sole power to vote and dispose of 81,683 shares of Class A common stock and 31 shares Class B common stock from numerous custodial accounts and a trust for the Tabas grandchildren.
(4)
Based on a Schedule 13D filing on November 26, 2008, the shares beneficially owned by Lee Evan Tabas consist of: (a) 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for the Family of Lee E. Tabas from Evelyn R. Tabas of which he has sole voting power and dispositive power subject to the terms of the trust agreement; (b) 5,177 Class A and 58,887 Class B shares held by his wife, Nancy Freeman Tabas in her name over which she holds voting and dispositive power; (c) 282,461 Class A shares held by Lee Evan Tabas and Nancy Freeman Tabas as joint tenants in common; and (d) 193,482 Class A and 5,918 Class B shares owned collectively by the Samuel Bradford Tabas Trust, the Elizabeth Rebecca Tabas Trust, the Theodore Herschel Tabas Trust and the Melissa Tamara Tabas Trust. Samuel, Elizabeth, Theodore, and Melissa are the adult children of Lee and Nancy Tabas. Lee and Nancy Tabas share voting and dispositive power over the shares they hold jointly and for the shares held in the trusts in the names of their adult children. Lee Tabas disclaims beneficial interest in, and therefore the table does not include, 284,564 Class A and 84,857 Class B shares held in the Lee Evan Tabas Trust since he does not have voting or dispositive power over the shares.

(5)
The shares beneficially owned by Carol Tabas consist of 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for Carol Tabas from Evelyn R. Tabas of which she has sole voting and dispositive power subject to the terms of the trust agreement and 36,606 Class A shares in the Lily Ashley Stofman Trust of which she has sole voting power.

(6)
The shares beneficially owned by Susan Tabas Tepper consist of 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for Susan Tabas Tepper from Evelyn R. Tabas of which she has sole voting and dispositive power subject to the terms of the trust agreement.

ITEM 1
ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the board of directors shall consist of not less than five and not more than 25 persons. The directors are classified with respect to the time they hold office by dividing them into three classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3-year term, so that the term of office of one class of directors expires at the annual meeting each year.  The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the board of directors.  Any vacancy occurring on the board of directors is filled by appointment by the remaining directors.  Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed. As required by our Bylaws, a director who reaches the age of seventy-five (75) shall retire no later than the annual Shareholders Meeting in the year following the year in which the director turns seventy-five (75).

There are presently eleven members of the board of directors.  The Corporation’s board of directors, in accordance with Article 10 of the Corporation’s Bylaws, has fixed the number of directors in each of Classes I, II and III at three. Additionally, there are two directors on the board of directors who have been appointed by the United States Department of Treasury (“Treasury”) in accordance with the terms of the Corporation’s outstanding Series A Fixed Rate Perpetual Preferred Stock (“Series A Preferred Stock”) and are not deemed to be members of any Class. The board of directors has affirmatively determined that Edward F. Bradley, William R. Hartman, Wayne Huey, Jr., Michael J. Piracci, Edward B. Tepper and Gerard M. Thomchick are independent within the meaning of the NASDAQ listing standards.  In addition, all members of the board of directors serving on the Audit and Compensation Committees are independent within the meaning of the NASDAQ listing standards applicable to each committee.  The board of directors determined that the following directors are not independent within the meaning of the NASDAQ listing standards: F. Kevin Tylus, President and Chief Executive Officer of the Corporation, Linda Tabas Stempel, Murray Stempel, III, Robert R. Tabas, Chairman of the Board, and Howard Wurzak, Chairman and CEO of the Wurzak Hotel Group. Due to an exemption as a “Controlled Company” under NASDAQ Rules, we are not required to meet certain NASDAQ independence standards for our Board of Directors. NASDAQ Rules define a “Controlled Company” as one in which more than 50% of the voting power is held by an individual, group or another company. As shown in the above stock ownership table, through its ownership of Class A and Class B common stock, the Daniel Tabas Trust and Evelyn R. Tabas control more than 50% of the voting power of the Corporation.  For more information regarding the familial relationships and the transactions considered, see “INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS” and “INTERESTS OF MANAGEMENT AND CERTAIN OTHERS IN CERTAIN TRANSACTIONS”.

            The board of directors has determined that a lending relationship resulting from a loan made by the Corporation’s wholly owned banking subsidiary, Royal Bank America, to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws.  The board of directors also determined that maintaining with the Corporation’s wholly owned banking subsidiary a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.  Additional categories or types of transactions or relationships considered by the board of directors regarding director independence include, but are not limited to: family relationships, existing significant consulting relationships, an existing commercial relationship between the director’s organization and the Corporation, or new business relationships that develop through board membership.

The independent directors meet regularly in executive session without management present.

The board of directors has nominated three existing Class II directors for election as Class II directors for a term of three years. The three nominees of the board of directors for election as Class II directors are:

Robert R. Tabas	Murray Stempel, III	William R. Hartman

CUMULATIVE VOTING

In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting.  Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any two or more candidates in the class.  The three candidates receiving the highest number of votes for Class II director at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights.  Robert R. Tabas and Robert A. Kuehl, the persons named as the board of directors’ proxy holders, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her proxy how votes are to be cumulated for voting purposes.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND EXECUTIVE OFFICERS

Information concerning the directors of the Corporation, including the three persons nominated for election to the board of directors as Class II directors at the meeting, the eight continuing directors and the executive officers of the Corporation and all directors and officers as a group, is set forth in the following table, including the number of shares of common stock of the Corporation beneficially owned, as of March 31, 2013, by each of them.  The table includes options exercisable within 60 days of March 31, 2013, stock options unexercised but currently exercisable, and stock beneficially owned. Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person and such person holds sole voting and investment power with respect to such shares.  The percent of class assumes all options exercisable within 60 days of March 31, 2013, have been exercised and, therefore, on a pro forma basis, 11,119,551 shares of Class A common Stock would be outstanding.  The information is furnished as of March 31, 2013, on which date 2,020,449 Class B shares were issued and outstanding.

			Class A Shares		Class B Shares
		Director	Beneficially	Percent of	Beneficially	Percent of
Name	Age	Since	Owned	Class	Owned	Class

Class I Directors
Edward F. Bradley	69	2008	20,000	0.18%	-	0.00%
Linda Tabas Stempel (1) (2) (3) (4)	61	2003	688,030	6.19%	-	0.00%
Howard Wurzak (2)	58	1987	708,510	6.37%	-	0.00%
Class II Director Nominees
William R. Hartman	64	2011	5,000	0.04%	-	0.00%
Murray Stempel, III (2) (4)	58	1997	737,175	6.63%	-	0.00%
Robert R. Tabas (1) (2) (5)	57	1988	732,937	6.59%	6,503	0.32%
Class III Directors
F. Kevin Tylus	58	2013	16,667	0.15%	-	0.00%
Michael J. Piracci	67	2010	-	0.00%	-	0.00%
Edward B. Tepper	74	1986	41,171	0.37%	13	0.00%
Other Directors (6)
Wayne R. Huey, Jr.	68	2011	10,000	0.09%	-
Gerard M. Thomchick	57	2011	-	0.00%	-	0.00%

Non-Director Executive Officer
Robert A. Kuehl (7)	64	N/A	8,200	0.07%	-	0.00%
Michael S. Thompson (8)	41	N/A	12,997	0.12%	-	0.00%

All directors and executive officers as a group (13 persons) and Daniel M. Tabas Trust (9)			2,300,726	20.69%	1,127,295	55.79%

(1)
Linda Tabas Stempel, Robert R. Tabas and Nicholas Randazzo share voting and dispositive control over 1,120,779 shares of Class B common stock held in the Daniel M. Tabas Trust. These shares are not included in the share ownership reported in this table for Ms. Stempel or for Mr. Tabas (See footnote (1) on page 3).

(2)
Robert R. Tabas, Murray Stempel, III, Linda Tabas Stempel, Howard Wurzak and members of their immediate families and their affiliates, in the aggregate, own 2,186,691 shares of Class A common stock (19.69% of Class A) and 1,127,282 shares of Class B common stock (55.79% of Class B) or 26.27% of Class A assuming the full conversion of Class B common stock at a current conversion rate of 1.15 shares of Class A common stock for each share of Class B common stock.

(3)
Ms. Stempel disclaims beneficial interest in, and therefore the amount in the table above does not include, 249,650 Class A and 82,919 Class B shares held in the Linda Tabas Stempel Trust since she does not have voting or dispositive power over the shares.

(4)	Linda Tabas Stempel and Murray Stempel, III are married.
(5)
Mr. Tabas disclaims beneficial interest in, and therefore the amount in the table above does not include, 207,409 Class A shares and 76,180 Class B shares held in the Robert Tabas Trust since he does not have voting or dispositive power over the shares.

(6)
As a result of the Company missing the sixth quarterly dividend payment in November of 2010, the Treasury Department exercised its rights under the TARP Capital Purchase Program agreement and appointed two directors to the board of directors. Under the terms of the Series A Preferred Stock instrument issued to Treasury, these directors will serve as directors at a minimum until all accrued and unpaid dividends have been paid in full by the Company.

(7)	Mr. Kuehl served as the Corporation’s Chief Financial Officer from October 2008 until September 2012. Mr. Kuehl is currently the Corporation’s Chief Administrative Officer.
(8)	Mr. Thompson became the Corporation’s Chief Financial Officer in September 2012. Prior to September 2012, Mr. Thompson served as the Corporation’s Chief Accounting Officer.
(9)
The number of shares included in total for directors, officers and the Daniel Tabas Trust has been reduced by 679,961 shares to eliminate the same shares beneficially held by both Linda Tabas Stempel and her husband, Murray Stempel, III.

The information in the preceding table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.

For purposes of determining beneficial ownership of Class A common stock, we have assumed full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock.

Set forth below as to each of the nominees for election as a Class II director and as to each of the continuing Class I and Class III directors, are descriptions of his or her principal occupation and business experience for the past five years, and where applicable, family relationships between each such person and the Corporation’s other directors and officers. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our board of directors to conclude that such director or nominee should serve as a director of the Corporation.

CLASS I DIRECTORS – TERMS EXPIRING IN 2015

             Edward F. Bradley, CPA, is a Director of the Corporation, and is currently an adjunct professor at Philadelphia University. He was previously a partner at Grant Thornton, a public accounting firm in Philadelphia, Pennsylvania. Mr. Bradley’s many years of experience in public accounting, particularly in auditing financial institutions, is beneficial to the operations of the Corporation’s Audit Committee and his role as the Audit Committee’s Chairperson and financial expert.

Linda Tabas Stempel is a Director of the Corporation, and was previously Director of Investor Relations for the Corporation. She is the wife of Murray Stempel, III, the sister of Robert R. Tabas and the sister-in-law of Howard Wurzak. Her previous role as Director of Investor Relations provides assistance and expertise to the board of directors in managing shareholder communications.

Howard Wurzak is a Director of the Corporation, and is and Chairman and CEO of the Wurzak Hotel Group, President and CEO of the Hilton Hotel Philadelphia, Westin Hotel and JCB Management, LLC. He is the son-in-law of Evelyn R. Tabas, and the brother-in-law of Robert R. Tabas, Murray Stempel, III and Linda Tabas Stempel.  Mr. Wurzak’s real estate development expertise and ability to manage large organizations demonstrates that he possesses the knowledge regarding the industries we serve and the management skills that we value in the members of our board of directors.

CLASS II DIRECTORS – DIRECTOR NOMINEES

William R. Hartman is the lead independent Director of the Corporation, and was previously Chairman of the Board of Citizens Republic Bancorp in 2009, a regional diversified financial services company in Flint, Michigan, and prior thereto was Chairman, President and Chief Executive Officer. Prior to that he was Chairman, President and CEO for two subsidiaries of Banc One Corporation, which was one of the largest regional banks in the United States. He previously held executive positions within other regional and community banks with significant experience in commercial lending. He has served as President and CEO of York County Community Foundation since 2009 and has served as a trustee, executive committee member, chairman of the finance and audit committee and as vice chairman of the board of Kettering University and was formerly a director of the Detroit Branch of the Federal Reserve Bank of Chicago.  Mr. Hartman’s prior leadership and lending experience in consumer and commercial banking in much larger financial institutions provides invaluable skills important for the board of directors’ oversight of lending, corporate governance and strategic planning.

Murray Stempel, III is a Director of the Corporation, and was previously Vice Chairman of the Corporation from December 2008 (and, prior thereto, Executive Vice President of the Corporation and Royal Bank America) until December 31, 2012.  Mr. Stempel is the husband of Linda Tabas Stempel and the brother-in-law of Robert R. Tabas and Howard Wurzak.  From 2004 until 2008, he served as Executive Vice President and Chief Lending Officer at Royal Bank America. Mr. Stempel, is a member of the board of trustees of RAIT Financial Trust (“RAIT”), a publicly traded, self-managed and self-advised real estate investment trust since December 2006 and is Chairman of their Nominating and Governance Committee. RAIT offers a set of debt financing options to the commercial real estate industry, fixed income trading and advisory services, owns and manages a portfolio of commercial real estate properties, and manages real estate-related assets for third parties. Mr. Stempel’s knowledge of Royal Bank America’s lending practices and of commercial real estate investments generally, which remain a substantial portion of the Bank’s loan portfolio, are important to the board of directors’ oversight of the Bank’s lending relationships.

Robert R. Tabas is the Chairman of the Board and a Director of the Corporation, and was previously Chief Executive Officer of the Corporation from December 2008 (and prior thereto, Chairman of the Corporation and Executive Vice President of Royal Bank America) until December 31, 2012.  He is the brother of Linda Tabas Stempel and the brother-in-law of Howard Wurzak and Murray Stempel, III.  For the board of directors to run efficiently and effectively, we believe that Mr. Tabas’ participation on the board of directors is necessary and assists the board of directors in overseeing management’s progress on corporate initiatives and strategic plans, given his previous experience within the Corporation as Chief Executive Officer.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CLASS II DIRECTOR NOMINEES.

CLASS III DIRECTORS- TERMS EXPIRING IN 2014

F. Kevin Tylus is the Chief Executive Officer and President since February 20, 2013 and a Director of the Corporation; and is the Chief Executive Officer and President since December 18, 2012 of Royal Bank America.  Mr. Tylus’ prior experience as a Regional President for PNC Bank, as President and member of the Board of Directors of Yardville Bank as well as numerous progressively-responsible leadership positions in the financial services, insurance, and healthcare industries provides critical skills for the board of directors’ oversight of capital management, retail banking, lending, corporate governance and strategic planning.  For the board of directors to run efficiently and effectively, we believe that Mr. Tylus’ participation on the board of directors is necessary and assists the board of directors in overseeing management’s progress on corporate initiatives and strategic plans.

Michael J. Piracci is a Director of the Corporation and is currently President of M. Piracci Consulting, Inc, an independent consulting company providing consulting services to financial institutions primarily related to banking regulations. He was previously the Assistant Regional Director of the New York Office of the FDIC and was an examiner for many years. He also serves on the board of directors for Quontic Bank in Great Neck, New York. Mr. Piracci’s prior experience as an examiner, manager and Assistant Regional Director of the FDIC is important for the board of directors’ oversight in dealing with the regulatory orders, banking regulations and banking operations.

Edward B. Tepper is a Director of the Corporation and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania. Because real estate lending relationships are an important part of the Corporation’s business, Mr. Tepper’s experience in real estate investing in the primary region in which the Corporation operates is important for the board of directors’ oversight of lending practices and the development of future lending relationships for the Corporation’s banking subsidiaries.

OTHER DIRECTORS- (APPOINTED BY TREASURY)

Pursuant to the terms of the Corporation’s outstanding Series A Preferred Stock issued to the Treasury on February 18, 2009 in connection with the Corporation’s participation in the TARP Capital Purchase Program, Treasury had the right to appoint up to two directors to the board of directors at any time that dividends payable on the Series A Preferred Stock had not been paid for an aggregate of six quarterly dividend periods. The terms of the Series A Preferred Stock provide that Treasury will retain the right to appoint such directors at subsequent annual meetings of shareholders until all accrued and unpaid dividends for all past dividend periods have been paid. Treasury appointed Gerard M. Thomchick and Wayne R. Huey, Jr. as members of the board of directors in July 2011 and September 2011, respectively.

Wayne R. Huey, Jr. is a Director of the Corporation, and was previously Executive Vice President of Montgomery Chemicals, a regional chemical manufacturer and supplier to specialty industries, and prior thereto was Senior Vice President of Private Banking at Nova Savings Bank, a local community bank from 2004 until 2005. From 1998 until 2004 he was Vice Chairman and Managing Director of Millennium Bank, a community bank that was merged into Harleysville National Corporation. He was also employed as an Executive Vice President by CoreStates Bank and Meridian Bancorp. He previously held executive positions within other community banks with significant experience in retail banking, administration, commercial lending and marketing. He is currently a board member, capital campaign co-chair and member of the executive committee of Paoli Memorial Hospital Foundation.  Mr. Huey’s prior leadership and banking experience in community banks and larger financial institutions provides critical skills required for the board of directors’ oversight of retail banking, lending, and corporate governance.

Gerard M. Thomchick is a Director of the Corporation and is currently President of GMT, LLC, a consulting company. Previously he was Senior Executive Vice President and Chief Operating Officer of First Commonwealth Financial Corporation, a regional financial services company in western Pennsylvania from 1995-2007 and was President and CEO of First Commonwealth Bank, a regional bank and subsidiary of the Corporation from 2005 to 2007. He has served the community during his career in various civic activities including Rotary President. He was previously a board member of the FHLB in Pittsburgh and was acting Chief Risk Officer and Chairman of the Credit Committee for the FHLB in 2009. He was also a member of the American Bankers Executive Council and served on the Financial Services Roundtable.  His prior leadership and banking experience in community banks and larger financial institutions provides critical skills required for the board of directors’ oversight of mergers and acquisitions, commercial lending, strategic planning, risk management, and treasury and investment management.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The committees of the board of directors include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Board Risk Committee.

The Audit Committee met seven times in 2012.  The Audit Committee arranges examinations by the Corporation's independent registered public accounting firm, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Corporation and the Banks by regulatory agencies, analyzes such reports and reports the results of its analysis of the regulatory reports to the Corporation's board of directors.  The committee receives reports directly from the Corporation's internal auditors on a quarterly basis, and recommends any action to be taken. The committee is also responsible for, among other things, assisting the board of directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor's qualification and independence, (iii) the performance of the Corporation's internal audit function and independent auditors, and (iv), the compliance by the Corporation with legal and regulatory matters. The members of the Audit Committee are Edward F. Bradley, Chairperson, William R. Hartman, Michael J. Piracci, and Edward B. Tepper.  The board of directors has determined that Edward F. Bradley is an "Audit Committee Financial Expert" and "Independent" under applicable SEC and NASDAQ Rules.  The Audit Committee’s charter can be accessed on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” located under the “Investor Relations” page.

The Compensation Committee met seven times in 2012.  The members of this committee are Edward B. Tepper, Chairperson, William R. Hartman and Gerard M. Thomchick.  The Compensation Committee reviews and determines compensation for all Tier 1 executives (as defined below) and oversees the actions of the Salary Committee, which makes determinations regarding all other employees.  The committee also has the authority to manage, administer, amend and interpret the Corporation’s 2007 Long Term Incentive Plan and to recommend to the full board of directors or the independent directors of the Corporation, as applicable, among other things:

●	employees to whom awards shall be made under the plan;

●	the type of the awards to be made and the amount, size and terms of the awards; and

●	when awards shall be granted.

The Compensation Committee’s charter can be accessed on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” located on the “Investor Relations” page.  The duties of the Compensation Committee are set forth in further detail under the caption, “Compensation Discussion and Analysis.”

The Nominating and Governance Committee met three times in 2012.  The members of this committee are Edward F. Bradley, Chairperson, Robert R. Tabas, William R. Hartman, Michael J. Piracci, Murray Stempel, III and Edward B. Tepper. The principal duties of the Nominating and Governance Committee include developing and recommending to the board of directors criteria for selecting qualified director candidates, identifying individuals qualified to become board members, evaluating and selecting, or recommending to the board of directors, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the board of each committee.

At a minimum we require our director candidates to be of full age but not yet have attained the age of 75, and possess strength of character, mature judgment, familiarity with the Corporation’s business and industry, independence of thought, and an ability to work collegially.  The Nominating and Governance Committee does not maintain a formal diversity policy.  As described in its charter, the Nominating and Governance Committee have the discretion to consider all factors they deem appropriate, including, but not limited to, ensuring the board of directors as a whole is diverse and consists of individuals with various and relevant career experience, technical skills, industry knowledge and experience, financial expertise (including expertise that would qualify the director as an Audit Committee financial expert), and local or community ties.  The Nominating and Governance Committee maintains the authority to employ the assistance of search firms or advisors in connection with the selection and/or evaluation of director candidates.  No such search firm or advisor was used this year in connection with the nominees standing for election at the Annual Meeting.

The Nominating and Governance Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give the same consideration to any and all such candidates.  If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating and Governance Committee at the Corporation's offices at 732 Montgomery Avenue, Narberth, Pennsylvania, 19072.  The Nominating and Governance Committee is responsible for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination.  The Nominating and Governance Committee has adopted a written charter that can be accessed on the Corporation's website at www.royalbankamerica.com under the heading “Regulatory Filings” located under the “Investor Relations” page.

The Corporation established a Board Risk Committee in August 2012 which is responsible for assisting the board of directors in fulfilling its oversight responsibilities for the risk management oversight.  It is the committee’s responsibility to ensure that risk is appropriately identified, measured, treated and monitored within the framework of the board approved policies and enterprise risk management program.  The committee meets formally to discuss risks and monitor specific areas of the Corporation’s performance with their findings.  The members of this committee are Gerard Thomchick, Chairperson, Edward F. Bradley, Robert R. Tabas, William R. Hartman, Michael J. Piracci, Wayne Huey Jr., and F. Kevin Tylus.  The committee met four times in 2012.

The board of directors of the Corporation held twelve meetings during 2012.  Each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the various committees on which he or she served.  The Corporation has no policy regarding attendance by directors at the Annual Meeting of Shareholders, but all directors attended the 2012 Annual Meeting of Shareholders.

LEADERSHIP STRUCTURE

The board of directors utilizes a leadership structure that has the Chief Executive Officer, F. Kevin Tylus (who is the Corporation’s principal executive officer and a director), a board chairman Robert R. Tabas, and a lead independent director, William R. Hartman.  This structure creates efficiency in the preparation of the meeting agendas and related board materials as the Corporation’s Chief Executive Officer interacts more directly with those preparing the necessary board materials and is more connected to the overall daily operations of the Corporation. Agendas are also prepared with the permitted input of the full board of directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The designation of a lead independent director also allows the Corporation to benefit from Mr. Hartman’s experience and leadership in previous executive positions within larger financial institutions and as chairman and CEO of a publicly traded company.

RISK OVERSIGHT

Each member of the board of directors has a responsibility to monitor and manage risks faced by the Corporation.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the board of directors through its review of the Corporation’s and the Bank’s compliance with regulations set forth by the banking regulatory authorities.  The Corporation established a Board Risk Committee during 2012 which is responsible for risk oversight.  The committee meets formally to discuss risks and monitor specific areas of the Corporation’s performance with their findings. In addition, the board of directors’ meeting agendas allow for the continuous oversight of risk by providing an environment which encourages the directors to ask specific questions or raise concerns and allots them sufficient time and materials to do so effectively.

COMPENSATION DISCUSSION AND ANALYSIS

General

Rules and Responsibilities

The primary purpose of the Corporation’s Compensation Committee is to periodically review and recommend to the independent directors of the Corporation the compensation for the Corporation’s directors and certain senior executive officers (the “Tier 1 Executives”), and to periodically review the compensation of the other executive officers and employees of the Corporation as determined by the Salary Committee created during 2009 (discussed below).  The Committee also has overall responsibility for recommending, approving and evaluating the compensation plans, policies and programs of the Corporation and its subsidiaries.  Direct responsibilities of the Committee include:

●
At least annually reviewing and approving corporate goals and objectives relevant to the compensation of the Tier 1 Executives, evaluating the performance of Tier 1 Executives in light of such goals and objectives, and recommending to the independent directors the compensation levels of the Tier 1 Executives, including base salary, annual incentive opportunity level, long-term incentive opportunity level, and the terms of any agreements, based on such evaluation.  In recommending the long-term incentive component of the compensation of the Tier 1 Executives, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive awards to senior executive officers at comparable companies, the awards given to the Tier 1 Executives in past years, and other factors it deems appropriate.

●
At least annually reviewing the material performance criteria used by the Salary Committee in evaluating executive officers other than the Tier 1 Executives and the material criteria used in establishing appropriate compensation, retention, incentive, severance, and benefit policies and programs applicable to such executive officers.

●
Periodically reviewing and making recommendations to the board of directors with respect to the adoption of or substantive changes in material employee benefit plans, bonus, incentive compensation, severance, equity-based or other compensation, or incentive plans of the Corporation and its subsidiaries.

●	Administering and having authority to recommend awards, subject to approval of the board of directors, under the Corporation’s long-term incentive plans, subject to the terms of the applicable plans.

●	Annually reviewing and determining the compensation of directors, subject to the approval of independent directors acting in executive session.

●
For so long as the Corporation has outstanding securities issued to the United States Department of the Treasury under the Troubled Asset Relief Program’s (“TARP”) Capital Purchase Program, reviewing executive compensation to ensure compliance with applicable legal requirements of that program.

The role of management is to provide the Committee with reviews and recommendations for the Committee’s consideration, and to manage the Corporation’s executive compensation programs, policies and governance (as they relate to compensation).  Direct responsibilities of management in this process include:

●	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Corporation’s objectives.

●	Recommending changes, if necessary, to ensure achievement of all program objectives.

●	Recommending compensation levels and/or incentive awards for key executive officers other than the Tier 1 Executives.

As described below, the Chief Executive Officer serves on the Salary Committee, which is responsible for determining certain compensation-related matters for officers of the Bank who are not Tier 1 Executives.

During 2009, the Compensation Committee recommended to the board of directors, and the board of directors approved, the creation of a separate “Salary Committee” to determine certain compensation-related matters for employees other than the Tier 1 Executive Officers.  With respect to these other employees, the Salary Committee generally sets: (i) the overall compensation strategy for each of these employees in order to align the compensation mix (including differences in the relative mix of compensation between these various levels of executive management) with the Corporation’s overall philosophy; (ii) the performance standards for each of these employees by title; and (iii) the base and annual target incentive compensation for each of these employees (including the types of performance criteria to be used to determine incentive compensation, which shall align the performance of these employees to the Corporation’s overall performance objectives established by the board of directors).  The Salary Committee currently consists of the Chief Executive Officer, the Chief Administrative and Risk Officer, the Chief Financial Officer, and the head of Human Resources.

During 2009, the Committee retained the services of Mosteller and Associates as compensation consultants to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards.  The role of Mosteller and Associates is to provide independent, third-party advice and expertise in executive compensation issues.  Mosteller and Associates was solely an advisor to the Committee, and did not provide other services to the Corporation or Bank. Mosteller and Associates provided salary surveys and other compensation consulting services during 2012 for the Compensation and Salary Committees.

Discussion of the Compensation Discussion and Analysis with Management and Advisors

The Committee Chair has discussed the Compensation Discussion and Analysis with members of management, including the Chairman and President and Chief Executive Officer of the Corporation.  The Committee Chair has also discussed the Compensation Disclosure and Analysis with the Corporation’s outside legal counsel, Stevens & Lee, P.C., and Mosteller and Associates, a compensation advisor to the Committee.

Executive Compensation Program Objectives

1.  Compensation Objectives

The chief compensation objectives of the Corporation for executive officers and directors are to (i) establish compensation programs that are competitive in the banking industry so that the Corporation can attract, motivate and retain talented, competent and experienced management and directorship, (ii) set compensation based upon certain performance measurements so that pay is aligned with performance, (iii) benchmark the Corporation’s performance against peer groups (see below for description) to verify that pay levels versus performance are consistent with pay/performance levels in the banking industry, and (iv) align the objectives of the Corporation’s management and directorship with the objectives of the Corporation’s shareholders.

Overall, the Corporation strives to design its compensation program to permit the Corporation to:

●	support its business plan and strategy by clearly setting forth what is expected of executives with respect to financial results and goals and by rewarding achievement of said results and goals;

●	allow for recruiting and retaining executive talent; and

●	align management performance and their interests with the interests of the Corporation’s shareholders.

During 2009, the Committee engaged Mosteller and Associates to update its previous report, issued in June 2007, on executive compensation for the Corporation. The updated Mosteller Report, dated July 14, 2009 and revised in December 2009 (the “Mosteller Report”), included an analysis of the Tier 1 executive positions at the Corporation compared to published databases including Watson Wyatt (regional banks in Mid-Atlantic region and nationwide with asset size from $900 million to $2 billion); CompAnalyst (financial services firms in Mid-Atlantic with average asset size $1-$10 billion); ERI (financial services firms in Mid-Atlantic with average asset size $1.5 billion) and to a custom peer group consisting of 19 regional banks  selected by Mosteller which were deemed by Mosteller to be regionally comparable to the Corporation. The data from the custom peer group was accorded the greatest weight by the consultant.  The data for the peer group was gathered from each institution’s 2009 proxy statements and included executive compensation reported for 2008.

Of the nineteen regional financial institutions selected by the consultant, thirteen of the institutions were located in Pennsylvania, two in New Jersey, one in Maryland, one in Delaware, and two in New York.  The institutions ranged in asset size from $950 million to $2.1 billion.

The depository institutions used in the peer group were as follows:

1st National Community Bancorp	Abington Bancorp	ACNB Corp.
Alliance Financial Corp.	AmeriServ Financial Corp.	The Bancorp, Inc.
Bryn Mawr Bank Corp.	Canandaigua National Corp.	Center Bancorp, Inc.
Citizens & Northern Corp.	First Chester County Corp.	Orrstown Financial Corp.
Parkvale Financial Corp.	Peapack-Gladstone Financial Corp.	Metro Bancorp
Republic First Bancorp Inc.	Shore Bancshares, Inc.	Univest Corporation of PA.
VIST Financial Corp.

Certain of the major conclusions included in the 2009 Mosteller Report utilized by the Committee were as follows:

●
Base pay for the five Tier 1 executive positions was competitive with base salaries in the peer group, with the exception of the base salary for the Chief Executive Officer, which was substantially below peer levels.

●
With respect to total compensation, based on peer group comparison, Royal was substantially below market for the Chief Executive Officer and Chief Financial Officer positions and below, but within 20% of, the market for the other three Tier 1 Executive positions.  The absence of an annual bonus was a major reason for the disparity between the Corporation’s Tier 1 Executives and comparable peer positions.

Given the Company’s operating losses in recent years, base salaries for named executive officer positions have not increased substantially, and there have been no cash bonuses or stock awards made to our named executive officers.  Accordingly, the Committee has not to date updated the Mosteller Report from 2009.  The Committee may update the Mosteller Report or seek other independent peer group information or analyses in 2013 or thereafter consistent with improvements in profitability.

2.   Intent of Program Design

The Corporation has historically sought to achieve its compensation objectives by offering the following key elements of executive compensation:

●	base salary;

●	performance-based bonus program, paid in cash;

●
periodic (generally annual) grants of long-term, equity-based compensation;  This is comprised generally of stock option grants, however, a portion of this element may be paid in the form of restricted stock and other types of long-term, equity-based components (subject to Committee recommendation and independent director approval).  Awards of restricted stock will be generally performance-based, requiring the achievement of specific goals; and

●	Supplemental Executive Retirement Plan.

The Corporation intends that the design of the elements of its compensation program reward executive management and directorship for profitability, longevity, profitable growth, price appreciation of the Corporation’s stock and having high standards of ethics and integrity.

The Corporation recently adopted a policy of tying incentive compensation to the attainment of long-term strategic objectives as approved from time to time by the Board of Directors.  Accordingly, the incentive compensation formula and current total compensation parameters have been frozen pending a return to profitability, and, at such time, the ability to receive bonuses or other forms of equity compensation will be aligned with the attainment of specific metric objectives contained in the Corporation’s annually updated strategic plan.  All performance pay plans also contain provisions that the amount due an executive under the plan can be reduced or eliminated altogether for unethical behavior.

To encourage employee retention and long-term service to the Corporation, the Corporation offers an omnibus long-term incentive plan, intended to focus executives on market appreciation of the stock price, thereby further aligning the interests of the executives with those of the Corporation’s shareholders under which the Committee could recommend the issuance of stock options, restricted stock (generally performance-based, requiring the achievement of specific goals primarily tied to the Corporation’s long-term strategic plan) and other long term equity compensation (subject to subsequent full Board of Directors approval).  In addition, the Corporation provides a Supplemental Executive Retirement Plan and employment contracts to certain executive officers.

As further described herein, certain elements of the Corporation’s executive compensation program are affected by the Corporation’s participation in the TARP Capital Purchase Program.  Those restrictions and limitations will generally continue to apply during the time that the Department of the Treasury continues to hold the Series A Preferred Stock issued in February 2009.

3.  Elements of Compensation

Base Salary

The objective of base salary is to reflect job duties, inherent value of the executive to the Corporation, and performance of the executive considering market competitiveness.

The Committee has and continues to rely, in large part, on the Mosteller Report to determine base salary for the Tier 1 Executives.  The amount of any increase in the base salaries from year to year and the base salaries are evaluated by the Committee using a number of factors, including the following:

●	Requirements and responsibilities of the position along with, if available, salary norms for executives in comparable positions at peers;

●	Expertise of the individual executive;

●	Market competition for services of similar executives;

●	Advice from Mosteller and Associates, and any other third-party advisor that the Committee may engage; and

●	Recommendations of the Chief Executive Officer (except with respect to his own compensation).

Base salaries are generally reviewed annually, with third-party analysis performed generally every two to three years.  The most recent third-party analysis of base salaries was performed by Mosteller and Associates commencing in the second quarter of 2009 and resulting in the issuance of the Mosteller Report (referenced above).

For 2012, the Committee elected not to increase the base salaries of, and not to award any cash or other bonuses or grant any long-term equity based compensation to, the Corporation’s named executive officers, except for Robert Kuehl when he was appointed as Chief Administrative Officer of the Corporation in July 2012 and Michael Thompson when he was appointed as Chief Financial Officer of the Corporation in September 2012.

Performance-Based Bonus Plan

The Corporation’s objective under the Performance-Based Bonus Plan (“Bonus Plan”) is to ensure that executive officers and staff are focused on profitability. The Committee has shifted its emphasis on payouts under the Bonus Plan to the attainment of the long-term strategic objectives of the Corporation as approved by the board of directors, which are updated at least annually.  As a result, the Committee intends that executive incentive compensation be tied to the attainment of those strategic objectives as well as the attainment of specific individual milestones in connection with the attainment of such strategic objectives and that, generally, and that the award of performance-based incentive compensation will be suspended until the Corporation returns to profitability.  The Committee reserves the right, however, to recommend to the independent directors an award for exceptional performance in individual circumstances.

For 2012, there were no payments made to any employee, including any of the named executives, under the Bonus Plan or otherwise.  In addition, as previously noted, during any time that the Corporation is participating in the TARP Capital Purchase Program, the Corporation would be prohibited from making any bonus payments to its five most highly compensated employees other than in long-term restricted stock.  For 2012, the Committee did not recommend the issuance of any long-term restricted stock to any employee in lieu of payments under the Bonus Plan.

Long-term Incentive Compensation (Equity-based Plan)

The long-term incentive program, which is an equity-based omnibus long-term incentive plan approved by shareholders in 2007 (the “LTIP”), permits a periodic award, generally intended to be annual, to the named executive officers and other key staff members.  The chief program objective is to align executive officer compensation over a multi-year period directly with the interests of shareholders by rewarding the creation and preservation of long-term shareholder value.  In addition to providing for the issuance of incentive and nonqualified stock options, the LTIP contains a restricted stock component, which over the life of the LTIP may not exceed 250,000 shares of the 1,000,000 total shares authorized under the LTIP.  A restricted stock award is an award of common stock that is subject to restrictions on transfer until certain vesting requirements are satisfied, which may include one or more performance goals set by the Committee.  The Committee recommends, subject to board of directors approval, the terms and conditions of each restricted stock award.  By permitting the use of vesting provisions and performance criteria for awards, the program is intended to encourage executive officers to create and maintain stock value, while also providing an incentive to continue employment with the Corporation, thus helping the Corporation to retain talented, motivated and forward-thinking executives.

Under the LTIP, if a participant terminates employment or service due to death, disability, retirement, or is involuntarily terminated other than for cause, the participant may exercise a vested stock option at any time within five years after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option.  If a participant voluntarily terminates employment or service (other than by reason of retirement), the participant may exercise a vested stock option at any time within three months after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option.  If a participant’s termination is for cause, the participant forfeits all outstanding stock options.  The board of directors also has the ability to terminate outstanding stock options if the board of directors determines that the participant has engaged in a “harmful activity” in relation to the Corporation (generally, certain unauthorized uses of confidential information or the solicitation of employees or customers during or for a period of six months following employment).

The exercise or strike price for a stock option under the LTIP is set at fair market value, defined as the closing trading price for the Corporation’s stock on the NASDAQ Stock Market on the date of grant.  The Corporation will not grant stock options with exercise prices below fair market value.  The Corporation will not reduce the exercise price of outstanding options below the fair market value exercise price that was set at the original time of grant.

No shares of restricted stock were granted under the LTIP to any participant, including the Tier 1 Executives, during 2012, 2011 or 2010.

No stock options were granted under the LTIP to any participant, including the Tier 1 Executives during 2012, 2011 and 2010.

Supplemental Executive Retirement Plan

The Corporation maintains a non-contributory, non-qualified, defined benefit pension plan commonly known as a Supplemental Executive Retirement Plan or SERP.  Twenty-six persons are currently participants in the SERP of which eleven are active employees and the remaining fifteen are either retired or no longer employed.  The SERP is a non-qualified, defined benefit plan.  The Committee selects key employees to participate in the SERP based on their perceived value to the Corporation, their position and labor market competition for individuals in similar job positions and similar talent.  Messrs. Tabas, McSwiggan and Stempel participate in the SERP and due to their retirements in 2012, will receive benefits in 2013.  The SERP provides retirement benefits under trust contracts, funded by death benefits payable under corporate owned and bank owned life insurance contracts.  For additional information, please see the information under the caption “Retirement Plans.”

4.  Compliance with Current Treasury Programs on Executive Compensation

In connection with our issuance to the United States Department of the Treasury (“Treasury”) of Series A Preferred Stock and an accompanying warrant on February 20, 2009, we agreed that our compensation, bonus, incentive and other benefit plans, arrangements and agreements, including severance and employment agreements, will comply with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and applicable guidance or regulations issued by the Secretary of the Treasury. Those restrictions include, among other things, limits on compensation to exclude incentives for “senior executive officers,” as defined below, to take unnecessary and excessive risks that threaten the value of the institution receiving funds made available by the Treasury under the Capital Purchase Program or any other obligation arising from financial assistance provided under the TARP created by the EESA during the period while any TARP obligation remains outstanding.

Under the EESA, the applicable executive compensation restrictions apply in 2012 to the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the “senior executive officers”). In some cases, as a result of the passage of the American Recovery and Reinvestment Act of 2009 discussed below, the executive compensation restrictions may also apply to certain non-senior executive officers. In addition, in connection with the issuance of the Series A Preferred Stock to Treasury, each of the senior executive officers and certain other employees were required to execute a waiver of any claim against Treasury or the Corporation for any changes to such person’s compensation or benefits that are required to comply with Treasury regulations.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. The ARRA amended Section 111(b) of the EESA in its entirety.  The ARRA had significant implications on the compensation arrangements of institutions, such as the Corporation, which accepted government funds under the Capital Purchase Program or other assistance under TARP. The ARRA directs the Secretary of the Treasury to establish standards and promulgate regulations on executive compensation practices of TARP Capital Purchase Program recipients, which generally had the effect of restricting program participants’ compensation practices. The ARRA’s restrictions apply to the Corporation, its compensation policies and its executive officers and certain other highly compensated employees in several ways, including the following:

●
Bonuses and Incentive Compensation: The Corporation is generally prohibited from paying or accruing certain bonus, retention award or incentive compensation to certain highly compensated employees. This restriction applies to the Corporation’s five most highly compensated employees (or such higher number as the Secretary of the Treasury may determine is in the public interest).  The statute also permits bonus, retention or incentive compensation paid to subject employees in the form of restricted stock provided that: the vesting period is a minimum of two years; the restricted stock does not fully vest during the period in which Treasury retains its investment (for each 25% of total assistance repaid, 25% of the award may become vested); and the amount of restricted stock granted is not greater than 1/3 of the total amount of annual compensation of the employee receiving the restricted stock.  The Corporation is generally prohibited from paying or accruing any bonus, retention award, or incentive compensation to the Corporation’s five most highly compensated employees (whether or not they are also executive officers).

●
Severance Payments: The TARP Capital Purchase Program previously imposed limitations on the ability of the Corporation to make “golden parachute payments” to the Corporation’s top five senior executive officers (i.e., an individual who is the CEO, CFO, or one of the next three most highly compensated executive officers, who are identified in the Corporation’s Annual Report or Proxy Statement for a given year, reporting compensation for the immediately preceding fiscal year). The ARRA expanded the application of the golden parachute limitations to the next five most highly compensated employees of the Corporation. A “golden parachute payment” includes any payment for departure from a company for any reason, except for payments for services performed or benefits accrued.  It includes the acceleration of vesting of equity awards or other compensation.  A golden parachute payment does not include certain payments from qualified or similar plans; for current or prior services that would be made regardless of whether the employee departs; or from welfare benefit plans and deferred compensation plans if specific requirements are satisfied.

●
Clawbacks: The ARRA requires recipients to recover (or “clawback”) any bonus, retention award, or incentive compensation paid to any one of its top five senior executive officers or to any of the next five most highly compensated employees and its next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria that are later found to be based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Furthermore, the ARRA requires the Secretary of the Treasury to review bonuses, retention awards and other compensation paid to the senior executive officers and the next 20 most highly compensated employees to determine whether such payments were consistent with the purposes of the EESA, the ARRA, and TARP Capital Purchase Program and in the public interest. The Corporation is required to exercise its claw-back rights except in limited circumstances.

●	Anti-Manipulation. The ARRA prohibits any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of the Corporation’s employees.

●
No Gross-Ups.  The Corporation is prohibited from providing any gross-ups to its senior executive officers and next 20 most highly compensated employees. For this purpose, a “gross-up” is defined as any reimbursement for taxes owed with respect to any compensation, other than certain payments under a tax equalization agreement.

The ARRA also affects certain other executive compensation policies and practices:

●
The Corporation’s Chief Executive Officer and Chief Financial Officer are required to provide a written certification to the SEC of compliance with the executive compensation restrictions described in the EESA, as modified by the ARRA.

●
The Board of Directors enacted a company-wide policy regarding excessive or luxury expenditures on October 21, 2009. This includes policies on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business. The Corporation’s excessive and luxury expenditures policy is posted on its website at www.royalbankamerica.com under the heading “Regulatory Filings” located on the “Investor Relations” page.

●
For years in which Treasury owns shares of the Series A Preferred Stock, the Corporation may not claim a deduction on compensation paid to a senior executive officer in excess of the $500,000 compensation deduction limit of Section 162(m)(5) of the Internal Revenue Code. Moreover, the exception contained in Section 162(m) of the Code for performance-based pay not counting against this limit, will not be available.

●
For years in which Treasury owns shares of the Series A Preferred Stock, the Corporation is required to submit a proposal allowing our shareholders to cast an advisory vote on the compensation paid to our named executive officers pursuant to the policies and programs described in the Compensation Discussion and Analysis and disclosed in the tables and narrative disclosure included in this Proxy Statement.

The compensation awarded to, earned by or paid to employees of the Corporation, including the named executive officers, for 2012 was subject to and complied with the requirements applicable to participants in the TARP Capital Purchase Program.

In connection with our participation in the Capital Purchase Program, the Compensation Committee of the Board of Directors discussed, evaluated, and reviewed with the Corporation’s Senior Risk Officer all of the Corporation’s employee compensation programs in light of the risks posed to the Corporation by such programs and how to limit such risks and to assess whether any aspect of these programs would encourage any of our employees to manipulate reported earnings to enhance their compensation. The Compensation Committee of the board of directors also discussed, evaluated, and reviewed with the Corporation’s Senior Risk Officer all of the compensation programs in which the named executive officers participate to assess whether any aspect of these programs would encourage any of our named executive officers to take any unnecessary or excessive risks that could threaten the value of the Corporation.  The Compensation Committee met with the Corporation’s Senior Risk Officer on June 27, 2012 and December 19, 2012 with respect to the foregoing.

At the end of this review, the Compensation Committee concluded that none of our current compensation programs for our named executive officers encourage excessive and unnecessary risk-taking that would threaten the value of the Corporation and that none of our employee compensation programs pose any unnecessary risks to the Corporation or encourage the manipulation of earnings to enhance the compensation of our employees. A summary of the Compensation Committee’s rationale for this conclusion for each compensation program is set forth below.

Compensation Program	Reason Why Program Does Not Encourage Excessive and Unnecessary Risk or the Manipulation of Earnings

Base Salary and Health and Welfare Benefits	●	Compensation levels are generally fixed for these programs and changes are primarily driven by comparisons to peers. Current compensation levels are comparable to or below our peers.
	●	While increases in base salary may result from individual performance, the Corporation’s overall performance and salaries paid by peers are primarily considered before granting such an increase.

SERP	●
Long vesting periods discourage our employees from engaging in activities that could result in their termination, including activities that pose excessive and unnecessary risks to the Corporation’s value.

	●	Caps exist on the amounts distributed.

Performance-Based Bonus Plan	●	Awards are subject to recovery by the Corporation in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
	●	This Plan has been suspended until profitability improves.
	●	ARRA prohibits bonus payments to the five most highly compensated employees.
	●	Awards are subject to forfeiture in the event of unethical behavior.

Long-Term Incentive Compensation Plan (Equity Based)	●	Awards are subject to recovery by the Corporation in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
	●	Vesting schedules can be matched to align with timetables for Corporation’s long-term goals.
	●	The five most highly compensated employees are not eligible to receive stock options under ARRA.
	●	The size and the vesting of any restricted stock awards to the Corporation’s five most highly compensated employees are restricted under ARRA.
	●	No awards were made under Plan for 2012.

III. Director Compensation

Similar to executive officers and staff, the Corporation desires to attract and retain talented, motivated and competent directors for its board of directors.  The Corporation has established key objectives for board compensation of encouraging longevity and attendance at meetings. To facilitate this, the Corporation has designed compensation and long-term incentives for its board members. Please see the below “Director Compensation Table” section for more information and narrative.

IV. Tables and other narrative disclosures

Summary Compensation Table

Below is the “Summary Compensation Table” for the principal executive officer, the principal financial officer, two other most highly compensated executive officers serving at the end of 2012, and one other former executive officer who retired during 2012.

Summary Compensation Table
							Change In Pension Value
						Non -Equity	and Nonqualified	All Other
				Stock	Option	Incentive Plan	Deferred Compensation	Compensation	Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings
Position	Year	($)	($)	($)	($) (1)	($)	($) (2)	($) (3)	($)

Robert R. Tabas	2012	256,750	-	-	-	-	689,042	110	945,902
Principal Executive Officer	2011	256,750	-	-	-	-	120,051	2,500	379,301
Chairman and CEO (4)	2010	256,750	-	-	-	-	(266,787)	-	(10,037)

James J. McSwiggan	2012	197,616	-	-	-	-	426,205	186,523	810,344
President and COO (5)	2011	367,000	-	-	-	-	256,077	2,500	625,577
	2010	367,000	-	-	-	-	(185,925)	-	181,075

Murray Stempel III	2012	225,560	-	-	-	-	625,732	110	851,402
Vice Chairman (6)	2011	225,560	-	-	-	-	147,167	2,500	375,227
	2010	225,560	-	-	-	-	(280,463)	-	(54,903)

Robert A. Kuehl	2012	229,260	-	-	-	-	-	110	229,370
Chief Administrative Officer (7)	2011	206,000	-	-	-	-	-	2,500	208,500
	2010	200,049	-	-	-	-	-	-	200,049

Michael S. Thompson	2012	180,000	-	-	-	-	-	31,666	211,666
Principal Finanical Officer
Chief Financial Officer (8)

(1)
Amounts calculated using the provisions of Financial Accounting Standards Codification Topic 718.  Amounts represent the aggregate grant date fair value of stock options and restricted stock awards made during the applicable fiscal year.  The assumptions used in the calculation of these amounts are included in Note 16 “Stock Compensation Plans” in the “Notes to Consolidated Financial Statements” included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)
The Corporation’s non-qualified deferred compensation plan provides retirement benefits that are based upon years of service and the employee’s compensation. The increase in value reflects the increase in number of years of service in 2012 and the change in the discount rate. See Note 16 “Pension Plans” within the Annual Report on Form 10-K.

(3)	Please see the table below for a breakdown of the terms and amounts comprising All Other Compensation.
(4)
Mr. Tabas served as Chairman and Chief Executive Officer of the Corporation during 2012 and until the appointment of F. Kevin Tylus as President and Chief Executive Officer of the Corporation on February 20, 2013.  Mr. Tabas also served Chairman and Chief Executive Officer of Royal Bank America until the appointment of F. Kevin Tylus as President and Chief Executive Officer of the Bank on December 18, 2012.  Mr. Tabas continues to serve as Chairman and a director of both the Corporation and Royal Bank America.

(5)
Mr. McSwiggan retired effective June 30, 2012.  In connection with his retirement, Mr. McSwiggan and the Corporation entered into a six-month consulting agreement effective July 1, 2012.  Amounts paid to Mr. McSwiggan under his consulting agreement from July 1, 2012 to December 31, 2012 are included under the column All Other Compensation.

(6)
Mr. Stempel served as Vice Chairman of the Corporation and Royal Bank America until his retirement from that position on December 31, 2012.  Mr. Stempel continues to serve as a director of the Corporation and Royal Bank America.

(7)	Mr. Kuehl served as the Chief Financial Officer of the Corporation and the Bank until September 2012 when he was appointed Chief Administrative Officer of the Corporation and Royal Bank America.
(8)	Mr. Thompson served as the Corporation’s Chief Accounting Officer until September 2012 when he was appointed Chief Financial Officer of the Corporation and the Bank.

           The following table sets forth information identifying the items and amounts that comprise All Other Compensation reflected in the “Summary Compensation Table” above.

Components of All Other Compensation
			401 (k)
		Automobile	Employer	Director	Club dues	Other
		Benefit	Contribution	Fees	Allowance	Compensation	Total
Name	Year	($) (1)	($)	($)	($)	($) (2)	($)

Robert R. Tabas	2012	-	110	-	-	-	110
	2011	-	2,500	-	-	-	2,500
	2010	-	-	-	-	-	-

James J. McSwiggan	2012	-	-	-	-	186,523	186,523
	2011	-	2,500	-	-	-	2,500
	2010	-	-	-	-		-

Murray Stempel III	2012	-	110	-	-	-	110
	2011	-	2,500	-	-	-	2,500
	2010	-	-	-	-	-	-

Robert A. Kuehl	2012	-	110	-	-	-	110
	2011	-	2,500	-	-	-	2,500
	2010	-	-	-	-	-	-

Michael S. Thompson	2012	4,783	110	-	-	26,773	31,666

(1)	For Mr. Thompson, the Automobile Benefit reflects the value of the benefit for the use of a company owned vehicle.
(2)
For Mr. McSwiggan, the Other Compensation reflects the fees received as a resulting of a consulting agreement following his retirement on June 30, 2012 and the payout of unused PTO.  For Mr. Thompson, the Other Compensation reflects a retention payment and previously unpaid PTO.

The table does not include benefits provided all employees under plans such as medical health coverage, disability coverage, life insurance and benefits made available under cafeteria plans.

Grants of Plan-Based Awards- 2012

Management of the Corporation utilizes input from professional advisors, publications and similar sources in determining practices and terms of the LTIP to develop recommendations to the Committee.  This would also include recommending new key staff as participants in the LTIP.  Management may also from time to time give the Committee input on the aggregate amount of options and/or restricted stock to be awarded under the LTIP during a fiscal year, and changes to award allocation methods.  Management does not make any recommendation on awards for the Chief Executive Officer.  The Committee then takes the input from management and consults with its compensation consultant, Mosteller and Associates, and other advisors in formulating the Committee’s recommendation to the independent directors for the adoption of any plan changes, allocation changes or awards of stock options and or restricted stock. In general, any actions that the Committee takes with respect to the grants of awards and the terms and conditions of such awards and the modification thereof are subject to the review and approval by the full board.  The grants are issued on the date the board of directors provides its approval after considering the Committee’s recommendation.

There were no grants of stock options to the named executive officers during 2012.

Outstanding Equity Awards Table

The table that follows provides information on outstanding stock options awarded to the named executives as of December 31, 2012.  Each stock option grant vests ratably 20% per year beginning on the first anniversary of the grant date.  Each restricted stock award vests three years from the grant date.

Outstanding Equity Awards Table

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards
	Number of	Number of	Number of			Number of	Market Value
	Securities	Securities	Securities			Shares or Units	of Shares or
	Underlying	Underlying	Underlying	Option		of Stock That	Units of Stock
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	That Have
Name and Principal	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Not Vested
Position	Exercisable	Unexercisable	Options(#)	($)	Date	(#)	($)

Robert R. Tabas	9,497	-	-	$18.27	04/21/13	-	$-
Principal Executive Officer	20,679	-	-	$22.38	04/22/14	-	$-
Chairman and CEO	9,333	-	-	$21.88	06/16/15	-	$-
	11,901	-	-	$21.78	06/29/16	-	$-
	5,486	-	-	$20.08	07/18/17	-	$-
	7,480	1,870	-	$4.50	10/07/18	-	$-

Murray Stempel, III	7,914	-	-	$18.27	04/21/13	-	$-
Vice Chairman	17,231	-	-	$22.38	04/22/14	-	$-
	7,779	-	-	$21.88	06/16/15	-	$-
	10,160	-	-	$21.78	06/29/16	-	$-
	4,600	-	-	$20.08	07/18/17	-	$-
	6,240	1,560	-	$4.50	10/07/18	-	$-

Robert A Kuehl	5,200	1,300	-	$4.50	10/07/18	-	$-
Chief Administrative Officer

Michael S. Thompson	975	-	-	$18.27	04/21/13	-	$-
Principal Financial Officer	2,219	-	-	$22.38	04/22/14	-	$-
Chief Financial Officer	2,022	-	-	$21.88	06/16/15	-	$-
	2,112	-	-	$21.78	06/29/16	-	$-
	1,109	-	-	$20.08	07/18/17	-	$-
	3,760	940	-	$4.50	10/07/18	-	$-

Option Exercises and Stock Vested Table

There were no stock options exercised by any of the named executive officers and no stock awards vested for any of the named executive officers during 2012.

Retirement Plans – Non-Qualified Deferred Compensation

In order to be competitive in the labor market for executive officers and other key staff, the Corporation provides retirement benefits under the SERP.  In addition to being competitive, offering the SERP helps meet the Corporation’s objective of retaining and attracting executive talent.

The SERP is a non-contributory, non-qualified, defined benefit pension plan.  This plan provides for retirement benefits to certain employees.  The SERP is unfunded, but death benefits payable under certain life insurance contracts which will reimburse the Corporation for retirement benefits paid to participants.

Benefits under the SERP are based on a percentage of the participant’s average highest consecutive three years base salary, and for certain executive officers 25% of the average of the performance bonus paid during the highest consecutive three years of base salary, multiplied by a percentage set for each class of participant.  Except for eleven employees who are vested in the SERP, any participant must be employed until retirement age to receive plan benefits.  Any participant who was added to the SERP on or after January 1, 2003 must have 10 consecutive years of service with the Corporation in order to be eligible for retirement benefits under the SERP.  Benefits payable under the SERP are limited by annual caps.  For the below chart, all of the persons named in the “Summary Compensation Table” are in Group 1. The caps and percentages applicable to each group are set forth below:

Class	Annual Cap		Percentage of Base	Percentage of Bonus

Group 1	$185,000	Base component	50%	25%
	$80,000	Bonus component

Group 2	$50,000		35%	0%

Group 3	$20,000		20%	0%

Retirement age under the SERP is 60 years of age.  Actuarial equivalent means with respect to a given benefit, any other benefit provided under the terms of the SERP which has the same present or equivalent value on the date the given benefit payment commences, based on the use of actuarial equivalent factors adopted by the Corporation and being used to value the SERP liabilities at the time of the calculation.  Actuarial equivalence was determined using a 4% annual interest rate and current IRS mortality tables. The Corporation has engaged a third-party administrator who provides any required actuarial services.

The below table provides information on the estimated present value of retirement benefits payable under the SERP, the only retirement benefits offered by the Corporation outside of its 401(k) plan.  The value is based on the actuarial present value of the accumulated benefits provided under the plan.  Should a participant elect to retire at the early retirement age of 55, the benefits payable under the SERP are reduced by an actuarial equivalent of the amount of benefits that would be payable at normal retirement age of 60.

Please see above for information on how benefits payable under the SERP are calculated and applicable caps on benefits.  Retirement benefits are paid annually for the life of the participant, with a minimum guarantee of 10 years of benefits.  The Corporation accrues an expense each year for the cost of the SERP.  See below for information on how the accrual is made.

Using an average base salary of $198,133 and performance bonus of $141,782, which were derived from an average of the three highest consecutive years over a ten year period, Mr. Tabas would be entitled to a normal retirement benefit of 50% of $198,133, or $99,067 and 25% of $141,782, or $35,445.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example.  In addition, as Mr. Tabas retired on December 31, 2012, plan rules require that the total benefit is reduced due to the Early Retirement Factor.  Therefore, the total annual benefit payable to Mr. Tabas is $98,345.

Using an average base salary of $236,500 and performance bonus of $192,419, which were derived from an average of the three highest consecutive years over a ten year period, Mr. McSwiggan would be entitled to a normal retirement benefit of 50% of $236,500, or $118,250 and 25% of $192,419, or $48,105.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example. In addition, as Mr. McSwiggan retired on June 30, 2012, plan rules require that the total benefit is reduced due to the Early Retirement Factor.  Therefore, the total annual benefit payable to Mr. McSwiggan is $120,412.

Using an average base salary of $166,500 and performance bonus of $139,473, which were derived from an average of the three highest consecutive years over a ten year period, Mr. Stempel would be entitled to a normal retirement benefit of 50% of $166,500 or $83,250 and 25% of $139,473 or $34,868.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example. In addition, as Mr. Stempel retired on December 31, 2012, plan rules require that the total benefit is reduced due to the Early Retirement Factor.  Therefore, the total annual benefit payable to Mr. Stempel is $91,735.

The preceding describes the actual annual retirement benefits that will be paid under the SERP to the named executives since each of them have retired.  As of December 31, 2012, Mr. Thompson and Mr. Kuehl were not participants in the Corporation’s SERP.

The non-qualified deferred Compensation table presented on the next page is the aggregate amount of the present value accruals from the date the named executive became a participant in the SERP through December 31, 2012.

Non- Qualified Deferred Compensation Table
Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert R. Tabas	Royal Bank America	26	$1,700,108	$-
Principal Executive Officer	Supplemental Executive Retirement Plan
Chairman and CEO

James J. McSwiggan	Royal Bank America	21	$2,095,590	$-
President and COO	Supplemental Executive Retirement Plan

Murray Stempel, III	Royal Bank America	19	$1,555,131	$-
Vice Chairman	Supplemental Executive Retirement Plan

Under Generally Accepted Accounting Principles, the present value of the benefits to be received by the SERP participants over their actuarial lives, must be accrued and expensed by the Corporation during each year of the participant’s employment years with the Corporation.

Other than the SERP (described above), the Corporation does not maintain any non-qualified deferred compensation plans at this time.

Other Potential Post-Employment Payments

On February 20, 2009, the Corporation sold preferred stock to the Treasury under the TARP Capital Purchase Program.  As a result, pursuant to Section 111 of the EESA, the Corporation is prohibited from making any payments or accelerating any vesting with respect to the named executive officers and any of next five most highly compensated employees in connection with a separation from service or change in control (except for payments on account of death or disability or for services performed or benefits accrued) during the period in which any obligation arising from the sale of securities to Treasury remains outstanding.  In addition, as described in more detail in the “Compensation Discussion and Analysis,” the Corporation’s participation in the TARP Capital Purchase Program may prohibit the named executive officers from participating in the Corporation’s bonus and incentive programs as set forth in their employment contracts.

If the Corporation’s obligations to Treasury were no longer outstanding, following a Change in Control as defined in the Corporation’s equity compensation plans, all outstanding unvested stock options held by named executive officers would immediately vest.  The Corporation does not presently have any other employment or change in control agreements that would result in potential post-employment payment obligations for the named executive officers.

Director Compensation Table

Director compensation is based on analysis conducted by the Corporation’s management and the Committee, and focuses on director compensation practices of its peers, especially those peers of similar asset size as the Corporation.  Fees paid to non-employee board members are as follows:

a)	Annual retainer of $10,000 (This retainer is paid quarterly. Should a board member miss three meetings during a calendar year, any unpaid quarterly retainer is forfeited.); and

b)	A board meeting attendance fee of $1,250 per meeting (The board member must be present in person at the meeting in order to be entitled to receive the fee).

In previous years, board members received annual grants of stock options.  The exercise price for each option grant is set in the same manner as the Option Plan, detailed above.  However, no stock options have been granted for board service since 2008.

In addition, fees are paid to sub-committees of the board.  The Chair of the respective sub-committee may also be paid a fee different from non-Chair sub-committee members.  The principal committees and sub-committees of the board are the (i) Executive Loan Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Investment Committee; (v) Nominating and Governance Committee; (vi) and Special Assets Committee.   Independent directors also receive fees for meetings of the independent directors which they attend.  With the exception of the Chair of the Audit Committee, the presiding director for the independent directors meetings and the Chair of the Compensation Committee, each outside director is paid $500 per committee meeting. Outside directors are compensated at the reduced per meeting rates of $300 for teleconference committee meetings and $400 for web-based meetings. The Chair of the Audit Committee is paid $750 per meeting, plus a monthly retainer of $1,000. The Lead Independent Director is paid a monthly retainer of $1,500.  The presiding director for meetings of the independent directors is paid $750 per meeting.

The following table provides information on payments made to all outside directors by the Corporation and subsidiaries during 2012.

Director Compensation Table

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred	All
	or Paid	Stock	Option	Plan	Compensation	Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Director Name	($)	($) (1)	($) (1)	($)	($)	($)	($)

Edward F. Bradley	$57,650	$-	$-	$-	$-	$-	$57,650
William R. Hartman	$58,100	$-	$-	$-	$-	$-	$58,100
Wayne R. Huey, Jr.	$13,300	$-	$-	$-	$-	$-	$13,300
Anthony J. Micale (2)	$29,717	$-	$-	$-	$-	$-	$29,717
Michael J. Piracci	$38,150	$-	$-	$-	$-	$-	$38,150
Jay H. Shah (3)	$7,100	$-	$-	$-	$-	$-	$7,100
Linda Tabas Stempel	$28,000	$-	$-	$-	$-	$-	$28,000
Edward B. Tepper	$42,500	$-	$-	$-	$-	$-	$42,500
Gerard M. Thomchick	$38,250	$-	$-	$-	$-	$-	$38,250
Howard Wurzak	$39,950	$-	$-	$-	$-	$-	$39,950

(1)	No stock awards or stock options were made during 2012.
(2)	Mr. Micale’s service as a director ended in August of 2012 due to his resignation.
(3)	Mr. Shah’s service as a director ended in March of 2012 due to his resignation.

Outstanding Stock Options Held by Directors

The following table provides information on total outstanding stock options held by outside directors under the Director Plan at March 31, 2013:

Director Stock Options Table
Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Options (#)
	Options (#)	Options (#)	Total
Director Name	Exercisable	Unexercisable	Outstanding

Edward F. Bradley	-	-	-
William R. Hartman	-	-	-
Wayne R. Huey, Jr.	-	-	-
Michael J. Piracci	-	-	-
Linda Tabas Stempel	8,069	-	8,069
Edward B. Tepper	9,739	-	9,739
Gerard M. Thomchick	-	-	-
Howard Wurzak	9,739	-	9,739

Compensation Committee Interlocks and Insider Participation

No member of the board of directors who served on the Compensation Committee during the fiscal year 2012 was an officer or employee of the Corporation or any if its subsidiaries. None of our executive officers serves as a member of the board of directors or Compensation Committee of any other entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management, and, based upon such review and discussion, has recommended to the Board of Directors that Compensation and Discussion and Analysis be included in this proxy statement and the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Additionally, the Compensation Committee certifies that as a participant in the U.S. Treasury’s TARP Capital Purchase Program:

1)   It has reviewed with the senior risk officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation;

2)  It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

3)  It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Corporation’s board of directors:

Edward B. Tepper, Chairman
William R. Hartman
Gerard M. Thomchick

Audit Committee Report

The Audit Committee reports to the board of directors on its activities and findings. The board of directors in accordance with Section 404 of the Sarbanes-Oxley Act has identified Mr. Bradley as the “Audit Committee Financial Expert.”

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. ParenteBeard LLC, the Corporation’s independent registered accounting firm for 2012, is responsible for expressing opinions on the conformity of the Corporation’s audited financial statements with generally accepted accounting principles. The members of the committee are not professionals engaged in the practice of accounting or auditing and are not professionals in these fields. The committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal controls over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statement have been prepared in accordance with generally accepted accounting principles.

In this context, the committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2012, and management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting.

The committee has discussed with ParenteBeard LLC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AU Section 380). The committee has received from ParenteBeard LLC the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding ParenteBeard LLC’s communications with the committee concerning independence and has discussed with management and ParenteBeard LLC that firm’s independence. The committee has concluded that ParenteBeard LLC’s provision of audit and non-audit services to the Corporation and its affiliates are compatible with ParenteBeard LLC’s independence.

Based on the considerations and discussions referred to above, and subject to the limitations on our role and responsibilities described above, the committee recommended to our board of directors that the audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for 2012. This report is provided by the following independent directors, who comprise the Audit Committee:

Edward F. Bradley, Chairman
William R. Hartman
Michael J. Piracci
Edward B. Tepper

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s officers and directors, and persons who own more than 10% of the registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.

Based solely on its review of forms received from certain reporting persons, or written representations from reporting persons that no Forms 5 where required for those persons, the Corporation believes that during the period January 1, 2012 through December 31, 2012 its officers and directors and beneficial owners of 10% of the Corporation’s registered securities were in compliance with all filing requirements applicable to them.

Interest of Management and others in certain transactions

NASDAQ Marketplace Rule 4350(h) requires that we conduct an appropriate review of related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the board of directors.

Our Code of Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Chief Executive Officer.  A conflict exists any time one faces a choice between what is in a person’s own personal interest (financial or otherwise) and the interest of the Corporation.  Prior to consideration, full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction is required.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

In the ordinary course of business, Royal Bank America, the Corporation’s wholly owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the Corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other parties not related to the lender, and no more than the normal risk of collectability or other unfavorable features.

The largest aggregate amount of indebtedness to the Corporation and Royal Bank America during the year 2012, by all directors (as of December 31, 2012) and officers of the Corporation and Bank as a group, and their affiliates, was $1,408,388. The total of such outstanding loans at December 31, 2012, was $1,391,389 (including available funds not disbursed), representing 2.4% of shareholders’ equity in the Corporation. There are two fixed rate loans with interest rates between 5.00% and 6.00%. There are two floating rate loans based on prime; one loan is based on prime plus 75 basis points and the other loan is based on prime plus 100 basis points.

The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the Corporation.  During 2012, the Corporation used the services and banquet facilities of the Hilton Philadelphia Hotel for its board of directors meetings.  The Hilton Philadelphia Hotel complex is managed by Howard Wurzak and owned by Stout Road Hotel Development, 50% of which is owned by Evelyn R. Tabas and 50% of which is owned by the Daniel M. Tabas Trust.

A copy of our Code of Ethics is available on our website at www.royalbankamerica.com under “Regulatory Filings” link located under the “Investor Relations” page and any shareholder may obtain a printed copy of the Code of Ethics by writing to Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania 19072, or by calling Investor Relations at (610) 668-4700. There were no waivers of the provisions of our Code of Ethics for any director, senior financial officer or any other executive officer in 2012 or through the date of this proxy statement during 2013.  In the unlikely event that there is a waiver of our Code of Ethics, the waiver will be described on our website at www.royalbankamerica.com under the “Regulatory Filings” link located under the “Investor Relations” page.

Shareholder Proposals and Communications

Our 2014 annual meeting with be held on or about May 21, 2014, subject to the right of our board of directors to change such date based on changed circumstances. Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2014 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than December 20, 2013. Any shareholder, who wishes to submit a proposal for inclusion on Corporation’s 2014 meeting agenda, but not in the Corporation's proxy statement, must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than February 21, 2014. A shareholder who desires to propose an individual for consideration by the board of directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws.  Any shareholder who intends to nominate any candidate for election to the board of directors must notify the Secretary of the Corporation in writing not less than 90 days prior to the regular date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

Any shareholder who wishes to communicate with the board of directors may send correspondence to Robert R. Tabas, Chairman at 732 Montgomery Avenue, Narberth, Pennsylvania, 19072, Phone # (610) 668-4700, or by sending an electronic message to Mr. Tabas at rtabas@royalbankamerica.com.  Mr. Tabas will submit your correspondence to the board of directors or the appropriate committee as applicable.

ITEM NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            Under the Audit Committee’s charter, the Committee is responsible for the selection of the Corporation’s independent registered public accounting firm.  The Committee also evaluates and monitors the auditors’ qualifications, performance and independence.  This evaluation includes a review and evaluation of the lead partner of the independent registered public accounting firm.  The Committee also takes into account the opinion of the Corporation’s management.  More can be learned about the Committee’s responsibility with the independent registered public accounting firm in the Committee’s charter, which is available on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” on the “Investor Relations” page.

Although ratification is not required by our Bylaws or otherwise, the board of directors is submitting the selection of ParenteBeard LLC to our shareholders for ratification because we value our shareholders’ views on the Corporation’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

              Representatives of ParenteBeard LLC will be present at the meeting to respond to appropriate questions.

             The Audit Committee unanimously selected ParenteBeard LLC, as the Corporation’s independent registered public accounting firm for 2013, subject to shareholder ratification.

Audit Fees

Fees pertaining to services rendered to the Corporation and the Bank by ParenteBeard LLC during the years ended December 31, 2012 and 2011 were as follows:

	Year ended December 31,
	2012	2011

Audit fees	$307,000	$412,000
Audit related fees	12,000	15,000
Tax fees	61,000	47,455
All other fees	-	-

Total fees:	$380,000	$474,455

Audit Fees include fees billed (or estimated to be billed) for professional services rendered for the audit of the annual consolidated financial statements and fees billed for the review of financial statements, including expenses, included in the Corporation's Forms 10-K and 10-Q and services that are normally provided by ParenteBeard LLC for 2012 and for 2011 in connection with statutory and regulatory filings or engagements.

Audit Related Fees for 2012 and 2011 include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above.  Audit Related Fees are related to audit of the Corporation's 401(k) Plan.

Tax Fees for 2012 and 2011 include fees billed for professional services rendered by ParenteBeard LLC for tax compliance, tax advice, and tax planning.  These services include review and preparation of the Corporation's federal and state tax returns.

 The Audit Committee maintains a policy requiring that it pre-approves all audit and permitted non-audit services provided by ParenteBeard LLC.  All non-audit services provided in 2012 were pre-approved by the Audit Committee. The Audit Committee has considered whether, and determined that, the provision of the non-audit services reflected above is compatible with maintaining ParenteBeard LLC’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC’S APPOINTMENT AS THE CORPORATION’S INDEPENDENT REGISTERED ACCOUNTING FIRM.

ITEM NO. 3
ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In connection with our participation in Treasury’s TARP Capital Purchase Program, we are required to submit a proposal allowing our shareholders to cast an advisory vote on the compensation paid to our named executive officers pursuant to the policies and programs described in the Compensation Discussion and Analysis and disclosed in the tables and narrative disclosure included in this Proxy Statement.

As described in the Compensation Discussion and Analysis, our compensation programs are designed to establish compensation programs that are competitive in the banking industry, ensure that compensation is based upon certain performance measurements so that pay is aligned with performance, benchmark the Corporation’s performance against peer groups to verify that pay levels versus performance are consistent with pay/performance levels in the banking industry, and align the interests of the Corporation’s management and directorship with interests of the Corporation’s shareholders.

Item No. 3, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder an opportunity to endorse or not endorse our executive compensation programs and polices through a vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Corporation’s executives,  as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) and the tabular disclosure (together with the accompanying narrative disclosure) in this proxy statement.”

Because your vote is advisory, it will not be binding upon the board of directors.  The Compensation Committee of the board of directors will, however, take into account the results of the vote on this matter when considering future executive compensation programs and arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION.

ITEMS 4 AND 5

Background of Items 4 and 5

On February 20, 2009, as part of the Capital Purchase Program (the “CPP”) established by the United States Department of Treasury (the “U.S. Treasury”), the Corporation issued 30,407 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value per share and a liquidation preference of $1,000 per share (the “TARP Shares”) to the U.S. Treasury.  In conjunction with the issuance of the TARP Shares, the Corporation issued to the U.S. Treasury a warrant to purchase 1,104,370 shares of the Corporation’s Class A common stock at an exercise price of $4.13 per share.  Cash dividends accrue on the TARP Shares at the rate of 5% per annum until February 20, 2014, and at the rate of 9% per annum thereafter.  Such dividends are cumulative if not paid, and as of March 31, 2013, the Corporation has missed 15 quarterly dividend payments, resulting in approximately $6.3 million of unpaid dividends on the TARP Shares that have not been recognized in the consolidated financial statements of the Corporation.

Beginning in 2011, the U.S. Treasury began a process to exit its investments under the CPP in banks, bank holding companies, and other financial institutions.  In the first quarter of 2012, the U.S. Treasury began to conduct auctions of the remaining shares held by the U.S. Treasury in such institutions.  As of January 1, 2013, the U.S. Treasury had held 12 auctions, resulting in more than $1.5 billion in proceeds to the U.S. Treasury from the sale of such investments.  The U.S. Treasury continues to hold investments in 173 banks and bank holding companies, including the Corporation.

In March 2013, the Corporation was notified by the U.S. Treasury that it is highly likely that the U.S. Treasury will conduct an auction of the TARP Shares (the “Auction”) sometime in 2013 and that the Corporation could participate with other interested purchasers by placing bids for the TARP Shares in the Auction.  The Auction is structured as a “Dutch Auction,” in which the interested purchasers submit bids containing the price per share at which they are willing to purchase shares and the number of shares they are willing to purchase at that price. The highest price at which all of the shares offered would be sold to purchasers submitting bids becomes the price at which all of the shares are sold in the auction.

Purpose of Items 4 and 5

The Corporation’s board of directors believes that it is advisable and in the Corporation’s interest to attempt to raise up to $14.0 million through the issuance of shares of its Class A common stock in the Private Placement (defined below) so that it can participate in the Auction.  If the Corporation is successful in purchasing a portion of the TARP Shares in the Auction (the “Purchased TARP Shares”), the acquisition of the Purchased TARP Shares would:

●	eliminate the Corporation’s obligation for accumulated dividends owed on the Purchased TARP Shares;

●	reduce the Corporation’s preferred stock dividend expense in future years by eliminating its obligation to pay dividends on the Purchased TARP Shares;

●	increase the Corporation’s tangible common equity; and

●
if the Corporation acquires the Purchased TARP Shares at a discount to par, offset part of the dilution to book value per share resulting from the issuance of Class A common stock in the Private Placement.

The Corporation intends to use the proceeds of the Private Placement to purchase TARP Shares if the Corporation’s bid for such shares is accepted in the Auction.  There is no guaranty that the Corporation will be successful in its bid to purchase TARP Shares in the Auction.

The purpose of the amendment to increase the number of authorized shares of Class A common stock is to provide additional shares of Class A common stock for issuance in the Private Placement, for issuance in the Public Offering (defined below), and for other future issuances.  As of the record date, there were 10,949,818 shares of Class A common stock outstanding, 1,328,508 shares reserved for issuance upon exercise of outstanding stock options and the warrant granted to the U.S. Treasury, and 2,323,516 shares reserved for issuance upon conversion of the Corporation’s Class B common stock, leaving 5,398,158 shares unissued and not reserved for issuance.  In addition to being necessary to complete the Private Placement and the Public Offering, the board of directors considers the proposed increase in the number of authorized shares of Class A common stock to be advisable because it would provide the Corporation with greater flexibility and provide sufficient shares available for future issuance for other corporate purchases, including acquisitions of other companies or assets and in connection with issuance of shares under any stock compensation plan adopted by the Corporation.

Proposed Private Placement

The Corporation intends to issue up to 11,666,667 shares of the Corporation’s Class A common stock in a private placement at a price of $1.20 per share for the purpose of raising up to $14,000,000 in additional capital (the “Private Placement”).  The purpose of the Private Placement is to raise the additional capital and funds necessary to permit the Corporation to bid for its TARP Shares in the Auction.  If the Corporation elects to not participate in the Auction for the TARP Shares or if the Corporation’s bid to acquire TARP Shares in the Auction is not successful, the Private Placement will not be completed.

The Corporation has received indications from prospective purchasers, including officers, directors and existing shareholders of the Corporation, that they would be willing to purchase up to ______ shares in the aggregate, for a total of up to $_______ in proceeds if the Corporation completes the Private Placement.  The closing of the Private Placement would be contingent upon (i) the Corporation succeeding in purchasing TARP Shares in the Auction, (ii) shareholder approval of the amendment to the Corporation’s articles of incorporation increasing the number of authorized shares of Class A common stock (Item 4), and (iii) shareholder approval of the issuance of up to 11,666,667 shares of the Corporation’s Class A common stock in the Private Placement under NASDAQ Rule 5635 (Item 5).  No shares would be issued in the Private Placement unless all three of such conditions are satisfied.  No assurance can be given that the Private Placement will be completed.

Proposed Rights Offering

Following closing of the Private Placement, the Corporation presently intends to conduct a public offering to its existing shareholders of its Class A common stock (the “Public Offering”) at an equivalent discount to the then market price for the Corporation’s Class A common stock as the discount to market price at which Class A shares are sold in the Private Placement.  The increase in authorized shares of Class A common stock under Item 4 is required for the Corporation to complete both the Private Placement and the Public Offering.  The Corporation does not presently anticipate that investors in the Private Placement would participate in the Public Offering.

Effects of Amendment Increasing Authorized Class A Common Stock (Item 4)

Approval of the amendment to the Corporation’s amended and restated articles of incorporation to increase the number of authorized shares of Class A common stock will provide the Corporation with sufficient authorized shares of Class A common stock to complete the Private Placement and the Public Offering.  In addition, the increase in the number of authorized Class A shares will provide the Corporation with shares for future issuance if the Corporation needs additional capital and for possible acquisitions.  The board of directors recommends approval of the increase in the number of authorized shares of Class A common stock even if the Private Placement is not completed.

Effects of Private Placement (Item 5)

Our existing shareholders (other than any shareholder who participates in the Private Placement) will incur substantial dilution of their voting power and will own a smaller percentage of our outstanding common stock as a result of the Private Placement.  We also expect there to be a dilutive effect on both the earnings per share and the book value per share of our common stock as a result of the Private Placement because the offering price of $1.20 per share in the Private Placement is below the book value per share of our common stock as of March 31, 2013.  The pro forma book value and earnings per share of our common stock after giving effect to the Private Placement will depend on the price paid for the Purchased TARP Shares acquired in the Auction.  See “Item 5 — Dilution” for more information about the dilutive impact of the Private Placement on earnings and book value per common share.

NASDAQ Shareholder Approval Requirement

Because our common stock is listed on the NASDAQ Stock Market, we are subject to the NASDAQ Stock Market Rules.  NASDAQ Stock Market Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.  Rule 5635 also requires shareholder approval for certain equity compensation arrangements.  Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors, officers or employees in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval.

The 11,666,667 new shares of Class A common stock to be issued in the Private Placement, including shares to be issued to certain of the Corporation’s directors and executive officers (and their affiliates), will exceed 20% of the Class A common stock outstanding prior to the Private Placement.  The $1.20 offering price for the Class A common stock in the Private Placement is currently less than the book value and market price per share of our Class A common stock.  Therefore, shareholder approval is required pursuant to NASDAQ Stock Market Rule 5635.

Members of the board of directors and officers of the Corporation (excluding members of the Tabas family) have indicated that they are interested in purchasing between 417,000 and 625,000 shares at $1.20 for between $500,000 and $750,000 in the Private Placement.

ITEM 4
AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF CLASS A COMMON STOCK FROM 20 MILLION TO 40 MILLION

On March 20, 2013, our board of directors authorized an amendment to Article 4 of the Corporation’s amended and restated articles of incorporation to increase the number of authorized shares of Class A common stock from 20 million to 40 million (the “Common Stock Amendment”) and has recommended that our shareholders approve the Common Stock Amendment.  Shareholders are being asked to approve at the Annual Meeting such amendment to the amended and restated articles of incorporation.  The full text of the proposed amendment to Article 4 is attached as Appendix A to this Proxy Statement, and this discussion is qualified in its entirety by reference to Appendix A.

As described in “Background of Items 4 and 5”, the Corporation intends to offer for sale up to 11,666,667 shares of its Class A common stock in the Private Placement.  Based on the number of shares of Class A common stock outstanding, the number of shares of Class A common stock reserved for issuance under the warrant issued to the U.S. Treasury, and the number of shares of Class A common stock reserved for issuance upon conversion of the Corporation’s Class B common stock, there would not be sufficient shares of Class A common stock available for issuance in the Private Placement.  The board of directors believes that having the authority to issue additional shares of Class A common stock in the Private Placement and the Public Offering, as well as in the future, will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the authorized shares of Class A common stock at a later date in the event it becomes desirable to issue additional shares for corporate purposes.

If Item 4 is approved, the additional authorized shares of Class A common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the board of directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations.  Because our Class A common stock is traded on the NASDAQ Stock Market, shareholder approval must be obtained under NASDAQ Rule 5365 prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of our then outstanding shares of Class A common stock in connection with a private financing or an acquisition or merger.

The authorization of additional shares of Class A common stock will not, by itself, have any effect on the rights of our present shareholders.  The additional twenty million shares of Class A common stock to be authorized will be a part of the existing Class A common stock and, if and when issued, would have the same rights and privileges as the shares of Class A common stock presently issued and outstanding.  Class A shareholders do not have preemptive rights to subscribe for or purchase additional shares of Class A common stock.  Accordingly, the issuance of additional shares of Class A common stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of Class A shareholders at the time of issuance.  The issuance of additional shares of Class A common stock, or the perception that additional shares of Class A common stock may be issued, may also adversely affect the market price of our common stock.

The full text of the proposed amendment to our amended and restated articles of incorporation is attached to this Proxy Statement as Appendix A, and this discussion is qualified in its entirety by reference to Appendix A.

If Item 4 is approved, the number of authorized shares of Class A common stock will be increased and the board of directors will have the right to issue, without further shareholder approval, an additional twenty million shares of Class A common stock.  If approved, the amendment will be effective upon the filing of the amendment to the amended and restated articles of incorporation with the Secretary of State of the Commonwealth of Pennsylvania promptly after the Annual Meeting.

The affirmative vote of a majority of all votes cast, in person or by proxy, is required for approval of this proposal.  Under Pennsylvania law, abstentions and broker non-votes, if any, will have no effect on determining whether the proposal has received the requisite number of affirmative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS ITEM 4.

ITEM 5
APPROVE THE ISSUANCE OF UP TO 11,666,667 SHARES OF
CLASS A COMMON STOCK
IN THE AGGREGATE IN A PRIVATE PLACEMENT

The issuance of shares of Class A common stock in the Private Placement as described in this Item 5 is conditioned upon shareholder approval of Item 4, so shareholders who wish to approve Item 5 should also approve Item 4.

As described in “Background of Items 4 and 5”, Item 5 contemplates the issuance of up to 11,666,667 shares of Class A common stock by the Corporation in the Private Placement to fund the purchase by the Corporation of TARP Shares in the Auction.  As described in “Proposed Private Placement,” the Private Placement will not be completed and no shares of Class A common stock will be issued in connection with such offering unless (i) the Corporation succeeds in purchasing TARP Shares in the Auction, (ii) shareholders approve this Item 5, and (iii)  shareholders approve Item 4.

Potential Consequences if Item 5 is Approved

Dilution.  If Items 4 and 5 are approved by the shareholders and the Corporation is successful in purchasing TARP Shares in the Auction, up to 11,666,667 shares of Class A common stock will be issued in the Private Placement.  As a result, we expect there to be a dilutive effect on both the earnings per share and the book value per share of our common stock.  In addition, our existing holders of common stock (other than any shareholders who purchase shares in the Private Placement) will incur substantial dilution of their voting power and will own a smaller percentage of our outstanding capital stock.  Existing holders of our Class A common stock and existing holders of our Class B common stock currently have the right to cast 35% and 65%, respectively, of the votes entitled to be cast at any meeting of shareholders.  After the closing of the Private Placement, assuming that no existing shareholders purchase shares and 11,666,667 shares of Class A common stock are issued in the Private Placement, existing holders of our Class A common stock and existing holders of our Class B common stock will have the right to cast 26% and 47%, respectively, of the votes entitled to be cast at any meeting of shareholders.

The following table presents the Corporation’s unaudited pro forma earnings (loss) per share as adjusted for the pro forma impacts of the issuance of 11,666,667 shares of Class A common stock in the private placement. The pro forma consolidated earnings (loss) per share calculations shown below assume no material pro forma impacts to net income (loss) for the periods shown except for a reduction in the annual dividends due on the TARP Shares assuming the Corporation is successful in repurchasing approximately 17,600 TARP Shares in the Auction.  The calculations below assume that the repurchase took place at the beginning of each period presented.

Dilutive Effect on Earnings Per Share

(dollars in thousands, except earnings per share)	Year Ended December 31, 2012 (as reported)	Adjustments	Year Ended December 31, 2012 (as adjusted)
Net loss available to common shareholders	$(17,663)	$1,182	$(16,481)

Weighted average common shares outstanding:
Basic	13,256	11,667	24,923
Diluted	13,256	11,667	24,923

Earnings per common share:
Basic	$(1.33)		$(0.66)
Diluted	$(1.33)		$(0.66)

(dollars in thousands, except earnings per share)	Year Ended December 31, 2011 (as reported)	Adjustments	Year Ended December 31, 2011 (as adjusted)
Net loss available to common shareholders	$(10,566)	$1,162	$(9,404)

Weighted average common shares outstanding:
Basic	13,256	11,667	24,923
Diluted	13,256	11,667	24,923

Earnings per common share:
Basic	$(0.80)		$(0.38)
Diluted	$(0.80)		$(0.38)

The following table presents the Company’s book value per common share as adjusted for the pro forma impacts of the issuance of 11,666,667 shares of Class A common stock in the Private Placement.

Dilutive Effect on Book Value Per Common Share

(shares in thousands)	As of December 31, 2012 (As Reported)	Adjustments	As of December 31, 2012 (As Adjusted)
Number of shares outstanding	13,256	11,667	24,923

Book value per common share:	$1.82		$0.97

(shares in thousands)	As of December 31, 2011 (As Reported)	Adjustments	As of December 31, 2011 (As Adjusted)
Number of shares outstanding	13,256	11,667	24,923

Book value per common share:	$3.07		$1.63

Rights of Investors.  If shareholder approvals are received, the rights and privileges associated with the new shares of Class A common stock issued in the Private Placement will be identical to the rights and privileges associated with the Class A common stock held by our existing Class A shareholders, including voting rights.

Elimination of Dividend and Liquidation Rights of Holders of Purchased TARP Shares.  Approval of Item 5, along with Item 4, will permit the Corporation to raise the capital necessary to bid to purchase TARP Shares in the Auction.  If the Corporation is successful in purchasing TARP Shares in the Auction, the purchase of such shares will result in the elimination of the dividend rights and liquidation preference of the Purchased TARP Shares. For more information regarding such dividend rights and liquidation preference, see “Background of Items 4 and 5” in this Proxy Statement and “continuing dividend payments”, “restrictions on payment of dividends”, and “ liquidation preference” below.

Improved Balance Sheet and Tangible Common Equity.  If we raise $14.0 million in proceeds from the Private Placement and use such proceeds to purchase TARP Shares in the Auction it will strengthen our balance sheet and tangible common equity

Market Effects.  The issuance of 11,666,667 shares of our Class A common stock could affect trading patterns and adversely affect the market price of our common stock.  If significant quantities of our common stock issued in the Private Placement are sold (or if it is perceived that they may be sold) into the public market, the trading price of our common stock could be adversely affected, although we cannot predict whether these effects will occur, or their magnitude.

Potential Consequences if Item 5 is Not Approved

TARP Shares Remain Outstanding.  Unless shareholder approval of Item 5 is received or unless our shareholders approve a similar proposal at a subsequent meeting, the TARP Shares will remain outstanding in accordance with its terms.

Continuing Dividend Payments.  Until shareholders have approved Items 4 and 5, we will be required to pay substantial dividends on the TARP Shares, on a cumulative basis, when, as and if declared by the board of directors, at the rate per annum of 5% per share on the liquidation amount until February 20, 2014, and at the rate of 9% per annum thereafter.

Restriction on Payment of Dividends.  For as long as the TARP Shares remain outstanding, if dividends payable on all outstanding shares of the TARP Shares have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior or parity securities, including our common stock.

Liquidation Preference.  Until shareholders have approved Items 4 and 5, the TARP Shares will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of the Corporation and, accordingly, no payments will be made to holders of our common stock upon any liquidation of the Corporation unless accrued and unpaid dividends and the full liquidation preference on the TARP Shares are paid.

Vote Required

Provided that a quorum is present, Item 5 will be approved if a majority of the votes cast on Item 5 vote in favor of the proposal; provided, however, that shareholder approval of Item 5 is conditioned upon shareholder approval of Item 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS ITEM 5.

OTHER MATTERS

The board of directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the proxy holders’ intent to vote on such matters in accordance with their best judgment.

Annual Report for 2012

Our Annual Report to the Shareholders for the fiscal year ending December 31, 2012 is enclosed herewith and has been made available online at www.royalbankamerica.com under the “Regulatory Filings” link located under the “Investor Relations” page.  Our Annual Report is furnished to shareholders for their information.  No part of the Annual Report is incorporated by reference herein.

Upon request of any shareholder, a copy of our Annual Report Form 10-K for the fiscal year ended December 31, 2012 (filed with the Commission on March 27, 2013), including a list of exhibits thereto, required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, may be obtained, without charge, by writing to Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania 19072, or by calling Investor Relations directly at (610) 668-4700.  Each request must be set forth a good faith representing that, as of the record date, the person is making the request was a beneficial owner of our common stock entitled to vote at the meeting.

Householding

Only one set of proxy materials will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if any shareholder residing at such an address desires to receive a separate set of proxy materials in the future, he or she may telephone Investor Relations Department at (610) 668-4700 or write to Investor Relations at Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania  19072.  If you are receiving multiple copies of our proxy materials, please request householding by contacting Investor Relations in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Robert A. Kuehl
Robert A. Kuehl, Secretary

APPENDIX A

PROPOSED AMENDMENT TO ARTICLE 4 OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF ROYAL BANCSHARES OF PENNSYLVANIA, INC.

The proposed amendment to Article 4 of the amended and restated articles of incorporation of Royal has been marked by striking through the text to be deleted and underlining the text to be added:

4.  The corporation shall have authority to issue (i) forty-three million (43,000,000) ~~twenty three million (23,000,000)~~ shares of Common Stock consisting of (a) forty million (40,000,000) ~~twenty million (20,000,000)~~ shares of Class A Common Stock, par value $2.00 per share, and (b) three million (3,000,000) shares of Class B Common Stock, par value $0.10 per share and (ii) five hundred thousand (500,000) shares of preferred stock, having such par value as the Board of Directors shall fix and determine (the “Preferred Stock”).  The Preferred Stock may be issued from time to time as a class without series or, if so determined by the Board of Directors of the corporation, either in whole or in part, in one or more series.  There is hereby expressly granted to and vested in the Board of Directors of the corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof.  Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law.  Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the corporation.  In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.  Such Class B Common Stock shall have the following special voting rights, preferences, limitations and other special rights:

(A)  The holders of the Class B Common Stock are entitled to receive cash dividends to the same extent, if any, as may be declared for holders of Class A Common Stock when, as and if declared by the Board of Directors, out of funds legally available therefore;

(B)  Each holder of Class B Common Stock is entitled to ten (10) votes for each share of stock held by him, while each holder of Class A Common Stock is entitled to one (1) vote for each share of stock held by him, on all matters presented to the shareholders.  All other voting rights of the Class B Common Stock (other than the number of votes per share) shall be identical in all respects to those of the Class A Common Stock.  In each election of directors, each holder of Class A Common Stock or Class B Common Stock has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates;

(C)  In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, holders of Class B Common Stock are entitled to share ratably in all remaining assets of the corporation together with the holders of the Class A Common Stock; this provision however shall not be deemed to require the distribution of assets among the holders of the Common Stock in the event of a consolidation, merger, lease or sale which does not result in the liquidation or winding up of the enterprise;

(D)  The holders of shares of Class B Common Stock may transfer (either by gift, sale, exchange or otherwise) such shares only to their immediate family members.  For purposes of this provision, the term “immediate family members” shall mean grandfather, grandmother, father, mother, spouse, son, daughter, grandson, granddaughter, sister and brother.  The recipient of any such transfer of shares of Class B Common Stock shall likewise be subject to the restrictions on transfer contained in this paragraph (D); and

(E)  The holders of shares of Class B Common Stock shall have the right, at their option, to convert such shares into Class A Common Stock at any time or from time to time on the following terms and conditions:

(I)  The shares of Class B Common Stock shall be convertible at the office of the transfer agent for the Class B Common Stock, or at the principal office of the corporation, into fully paid and non-assessable shares of Class A Common Stock at the conversion rate in effect at the time of conversion.  The rate at which shares of Class A Common Stock shall be issued upon any such conversion (herein called the “conversion rate”) shall be 1.15 shares of Class A Common Stock for each share of Class B Common Stock; provided, however, that if the application of the conversion rate to the aggregate number of shares of Class B Common Stock surrendered by a single holder of record in a single transaction would result in a fraction, then the next lower whole number of shares of Class A Common Stock shall be issuable upon such conversion.  Such conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided.  The corporation shall make no payment or adjustment on account of any dividends accrued on the shares of the Class B Common Stock surrendered for conversion or on account of any dividends accrued on the Class A Common Stock issuable upon such conversion, or on account of the rounding down to the next lower full share of the number of shares issuable upon such conversion.

(II)  In order to convert shares of Class B Common Stock into Class A Common Stock, the record holder of such shares shall surrender the certificate or certificates therefor, duly endorsed or accompanied by duly executed stock powers, at the office of said transfer agent or at the principal office of the corporation, and shall give written notice to the corporation at the office to which such surrender is made that such holder elects to convert the same or a specified part thereof and shall state in such notice the name or names in which such holder wishes the certificate or certificates for the Class A Common Stock issuable upon such conversion to be issued.  The corporation shall, as soon as practicable thereafter, issue and deliver at said office to such holder, or to such holder’s transferees or nominees, certificates for the number of full shares of Class A Common Stock to which such holder is entitled as aforesaid and, in the case of a partial conversion of the shares of Class B Common Stock for which certificates have been surrendered, a new certificate registered in the name of such holder, transferees or nominees for such unconverted shares of Class B Common Stock.  Shares of Class B Common Stock shall be deemed to have been converted as of the close of business on the date when the surrender of the certificates therefor and the giving of notice as required above has been completed, and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at and after such time.

(III)  If and whenever the corporation shall distribute any shares of Class A Common Stock or Convertible Assets as a dividend, then upon each such distribution the conversion rate in effect immediately prior to such distribution shall be adjusted by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding after distributing such newly issued shares or issuable upon the conversion of all such Convertible Assets and the denominator of which is the number of shares of Class A Common Stock outstanding and issuable upon the conversion of all Convertible Assets immediately before such distribution.  The product of such multiplication shall be the conversion rate applicable to the Class B Common Stock immediately after such distribution.  The term “Convertible Assets” shall mean any stock, security, option, right, obligation or other property of whatsoever nature, including but not limited to the Class B Common Stock, which by its terms entitles its holder to acquire shares of Class A Common Stock, but shall not include any stock options then issued or which may be issued to directors, officers or employees of the corporation.  Notwithstanding the foregoing, if the corporation distributes a stock dividend on both the Class A Common Stock and the Class B Common Stock at the same rate (e.g., one-tenth (1/10th) of one share of Class A Common Stock for each share of Class A Common Stock issued and outstanding and one-tenth (1/10th) of one share of Class B Common Stock for each share of Class B Common Stock issued and outstanding) or the corporation distributes Convertible Assets as a dividend upon both the Class A Common Stock and the Class B Common Stock at the same rate, then this subparagraph (III) shall not apply.

(IV)  In the case of any capital reorganization or reclassification of the capital stock of the corporation by stock split, reverse split, a combination or otherwise, or in the case of the consolidation or merger of the corporation with or into another corporation (or the conveyance of all or substantially all of the assets of the corporation to another corporation), the shares of Class B Common Stock (or of the stock or other securities, if any, into which shares of Class B Common Stock shall have been converted or for which they shall have been exchanged in such reorganization, reclassification, consolidation, merger or conveyance) shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Class A Common Stock of the corporation issuable upon conversion of such shares of Class B Common Stock on the effective date of such reorganization, reclassification, consolidation, merger or conveyance would have been entitled therein; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter issuable upon the conversion of shares of Class B Common Stock.

(V)  No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease in such rate of at least one-twentieth (1/20th) of a share; provided, however, that any adjustments which by reason of this subparagraph (V) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(VI)  Whenever the conversion rate is adjusted as herein provided, the treasurer of the corporation shall compute the adjusted conversion rate in accordance with this Article 4(E) and shall prepare a certificate setting forth such adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment was based, and such certificate shall forthwith be filed with the transfer agent, if any, for the Class B Common Stock.  Notice of such adjustment shall be mailed by the corporation to each holder of record of shares of Class B Common Stock as promptly as practicable.

(VII)  In case:

(a)  The corporation shall declare a dividend (or any other distribution) payable upon its capital stock otherwise than in cash or in its capital stock;

(b)  The corporation shall authorize the granting to any person of rights to subscribe for or purchase any shares of stock of any class, except stock options which may be issued to directors, officers or employees of the corporation;

(c)  Of any capital reorganization of the corporation, reclassification of the capital stock of the corporation, consolidation or merger of the corporation with or into another corporation, or conveyance of all or substantially all of the assets of the corporation to another corporation; or

(d)  Of the voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then, and in each such case, the corporation shall cause to be mailed to the transfer agent, if any, for the Class B Common Stock and to the holders of record of the outstanding shares of Class B Common Stock, at least twenty (20) days prior to the appropriate date referred to in this subparagraph (VII), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights shall be determined, or, (ii) the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up shall take place, and the date, if any is to be fixed, as which holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(VIII)  The corporation shall at all times reserve and keep available, out of its authorized but unissued Class A Common Stock or out of Class A Common Stock held in its treasury solely for the purpose of effecting the conversion of shares of Class B Common Stock, the full number of shares of Class A Common Stock issuable upon the conversion of all shares of Class B Common Stock from time to time outstanding.

(IX)  The corporation shall pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Class B Common Stock pursuant hereto.  The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.